EXHIBIT 9.1
                                                                     -----------



                                                                  EXECUTION COPY






                             WILMAR INDUSTRIES, INC.




                              AMENDED AND RESTATED
                             SHAREHOLDERS' AGREEMENT




                         DATED AS OF SEPTEMBER 29, 2000



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                                TABLE OF CONTENTS

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                                                                                                      PAGE
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SECTION 1.            CERTAIN DEFINITIONS................................................................2

SECTION 2.            CORPORATE GOVERNANCE..............................................................13
         SECTION 2.1  Board of Directors................................................................13
         SECTION 2.2  Vacancies.........................................................................16
         SECTION 2.3  Covenant to Vote..................................................................16
         SECTION 2.4  Registration of Common Stock......................................................17
         SECTION 2.5  Certificate of Incorporation; No Conflict With Agreement..........................17
         SECTION 2.6  Actions of the Board of Directors; Extraordinary Transactions.....................17

SECTION 3.            TRANSFERS OF STOCK................................................................19
         SECTION 3.1  Restrictions on Transfer..........................................................19
         SECTION 3.2  Exceptions to Restrictions........................................................19
         SECTION 3.3  Call and Put Options..............................................................20
         SECTION 3.4  Endorsement of Certificates.......................................................24
         SECTION 3.5  Improper Transfer.................................................................26

SECTION 4.            RIGHTS OF FIRST OFFER; TAG ALONG SALES; NEW SECURITIES............................26
         SECTION 4.1  Transfers By Shareholders.........................................................26
         SECTION 4.2  Transfer of Offered Securities to Third Parties...................................29
         SECTION 4.3  Purchase of Offered Securities....................................................29
         SECTION 4.4  Waiting Period with Respect to Subsequent Transfers...............................29
         SECTION 4.5  Tag-Along Rights..................................................................30
         SECTION 4.6  Right of First Refusal for New Securities.........................................31
         SECTION 4.7  Drag-Along Rights.................................................................33
         SECTION 4.8  Treatment of Other Rights.........................................................34
         SECTION 4.9  Sale Process......................................................................34
         SECTION 4.10 Limitation on Indemnification.....................................................34
         SECTION 4.11 Deposit ..........................................................................35
         SECTION 4.12 Non-Accredited Shareholders.......................................................35

SECTION 5.            REGISTRATION RIGHTS...............................................................35
         SECTION 5.1  Piggyback Registrations...........................................................35
         SECTION 5.2  Demand Registrations..............................................................37
         SECTION 5.3  Registration Procedures...........................................................39
         SECTION 5.4  Sale of Warrants to Underwriter...................................................44
         SECTION 5.5  Indemnification...................................................................44
         SECTION 5.6  Contribution......................................................................47
         SECTION 5.7  Rule 144 .........................................................................48
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                                       i


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                                                                                                      PAGE
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SECTION 6.            TERMINATION.......................................................................48

SECTION 7.            MISCELLANEOUS.....................................................................48
         SECTION 7.1  Inspection Rights.................................................................48
         SECTION 7.2  Financial Information; List of Shareholders.......................................49
         SECTION 7.3  Confidentiality...................................................................50
         SECTION 7.4  Delivery Expenses.................................................................50
         SECTION 7.5  Replacement of Instruments........................................................51
         SECTION 7.6  Repurchases, Recapitalizations, etc...............................................51
         SECTION 7.7  Successors and Assigns............................................................51
         SECTION 7.8  Amendment and Modification; Waiver of Compliance; Conflicts.......................52
         SECTION 7.9  Notices ..........................................................................52
         SECTION 7.10 Entire Agreement; Governing Law...................................................57
         SECTION 7.11 Injunctive Relief.................................................................57
         SECTION 7.12 Availability of Agreement.........................................................58
         SECTION 7.13 Headings .........................................................................58
         SECTION 7.14 No Discriminatory Treatment.......................................................58
         SECTION 7.15 Cooperation of Other Shareholders.................................................58
         SECTION 7.16 Covenant Not to Amend.............................................................58
         SECTION 7.17 Severability......................................................................58
         SECTION 7.18 Further Assurances................................................................59
         SECTION 7.19 Counterparts......................................................................59
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Schedules

I        Management Shareholders
II       Barnett Management Shareholders
III      Shareholder Schedule

Exhibits

A        By-Laws
B        Certificate of Incorporation
C        Form of Transferee Agreement
D        Regulatory Side Letter




                                       ii
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                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT
                  --------------------------------------------

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, dated as of September 29, 2000 (this "AGREEMENT"), among WILMAR INDUSTRIES, INC., a New Jersey corporation (the "COMPANY"), PARTHENON INVESTORS, L.P., a Delaware limited partnership (together with its Permitted Transferees, "PARTHENON L.P."), PCIP INVESTORS, a Delaware general partnership (together with its Permitted Transferees, "PCIP"), J&R FOUNDERS FUND, L.P., a Delaware limited partnership (together with its Permitted Transferees, "J&R FOUNDERS FUND"), PCAP FUNDING II, LLC, a Delaware limited liability company (together with its Permitted Transferees, "PCAP"), THE CHASE MANHATTAN BANK, AS TRUSTEE FOR FIRST PLAZA GROUP TRUST, a pension trust managed by General Motors Investment Management Corporation (together with its Permitted Transferees, "FIRST PLAZA"), CB CAPITAL INVESTORS, LLC, a Delaware limited liability company (together with its Permitted Transferees, "CHASE"), STERLING INVESTMENT PARTNERS, L.P., a Delaware limited partnership (together with its Permitted Transferees, "STERLING"), JMH PARTNERS CORP., a Delaware corporation (together with its Permitted Transferees, "HUBER"), BANCBOSTON CAPITAL INC., a Massachusetts corporation (together with its Permitted Transferees, "BANCBOSTON"), PRIVATE EQUITY PORTFOLIO FUND II, LLC, a Delaware limited liability company (together with its Permitted Transferees, "PRIVATE EQUITY PORTFOLIO FUND II"), SVOBODA, COLLINS & COMPANY QP, L.P., a Delaware limited partnership (together with its Permitted Transferees, "SVOBODA QP"), SVOBODA, COLLINS & COMPANY, L.P., a Delaware limited partnership (together with its Permitted Transferees, "SVOBODA L.P."), FLEET CORPORATE FINANCE, INC., a Massachusetts corporation (together with its Permitted Transferees, "FLEET FINANCE"), ALLIED CAPITAL CORPORATION, a Maryland corporation (together with its Permitted Transferees, "ALLIED"), NATIONAL CITY EQUITY PARTNERS, INC., a Delaware corporation (together with its Permitted Transferees, "NATIONAL CITY EQUITY PARTNERS"), GREAT LAKES CAPITAL INVESTMENTS II, LLC, a Delaware limited liability company (together with its Permitted Transferees, "GREAT LAKES CAPITAL"), MELLON VENTURES II, L.P., a Delaware limited partnership (together with its Permitted Transferees, "MELLON"), KEY PRINCIPAL PARTNERS, LLC, an Ohio limited liability company (together with its Permitted Transferees, "KPP"), BLACKSTONE MEZZANINE HOLDINGS L.P., a Delaware limited partnership (together with its Permitted Transferees, "BLACKSTONE MEZZANINE HOLDINGS"), BLACKSTONE MEZZANINE PARTNERS L.P., a Delaware limited partnership (together with its Permitted Transferees, "BLACKSTONE MEZZANINE PARTNERS"), CITIZENS CAPITAL, INC., a Massachusetts corporation (together with its Permitted Transferees, "CITIZENS CAPITAL"), the shareholders listed on Schedule I attached hereto (together with their respective Permitted Transferees, collectively, the "MANAGEMENT SHAREHOLDERS"), the shareholders listed on Schedule II attached hereto (together with their respective Permitted Transferees, collectively, the "BARNETT MANAGEMENT SHAREHOLDERS"), and such other Persons who from time to time become party hereto by executing counterpart signature pages hereof (together with their Permitted Transferees, "OTHER INVESTORS").


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                                                                               2


                  Parthenon L.P., PCIP, J&R Founders Fund, PCap, First Plaza, Chase, Sterling, Huber, BancBoston, Private Equity Portfolio Fund II, Svoboda QP, Svoboda L.P., National City Equity Partners, Great Lakes Capital, Mellon and KPP are sometimes collectively referred to herein as the "INVESTORS". Parthenon L.P., PCIP, J&R Founders Fund, PCap, First Plaza, Chase, Sterling, Huber, BancBoston, Private Equity Portfolio Fund II, Svoboda QP, Svoboda L.P., Fleet Finance, Allied, National City Equity Partners, Great Lakes Capital, Mellon, KPP, Blackstone Mezzanine Holdings, Blackstone Mezzanine Partners, Citizens Capital, the Management Shareholders, the Barnett Management Shareholders and the Other Investors are sometimes collectively referred to herein as the "SHAREHOLDERS".

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, on the date hereof, the Company is authorized by its Certificate of Incorporation to issue Capital Stock consisting of (i) 2,500,000 shares of Common Stock, no par value (the "COMMON STOCK"); and (ii) 27,000,000 shares of Senior Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"); and each of such classes of Capital Stock has the respective voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth with respect thereto in such Certificate of Incorporation;

                  WHEREAS, as of the date hereof, the Shareholders beneficially own the shares of Common Stock, Preferred Stock, Warrants and/or Other Rights set forth on Schedule III (the "SHAREHOLDER Schedule") attached hereto;

                  WHEREAS, the Company and certain Shareholders were parties to a Shareholders' Agreement, dated as of May 16, 2000 (the "ORIGINAL SHAREHOLDERS' AGREEMENT"); and

                  WHEREAS, the parties hereto desire to amend the Original Shareholders' Agreement in certain respects.

                  NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby amend and restate the Original Shareholders' Agreement in its entirety to read as follows:

                  SECTION 1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "ACQUIROR" shall have the meaning specified in Section 4.7(a).

                  "AFFILIATE" shall mean as to any Person (a) any Person that directly or indirectly controls, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or member of such Person or of any Person that directly or indirectly controls, is controlled by, or is under common control with such Person, and (c) any individual who is a spouse, parent, sibling, child or other

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                                                                               3


descendant (including by adoption) of any Person described in clause (a) or clause (b) above. For purposes of this definition, "control" of a Person shall mean the power, directly, or indirectly, (i) to vote or direct the voting of 10% or more of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise. Notwithstanding the foregoing, First Plaza shall not be deemed to be an Affiliate of any Chase Entity.

                  "AGREEMENT" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

                  "ALLIED" shall have the meaning specified in the Preamble.

                  "ALLIED ENTITIES" shall have the meaning specified in the definition of the term "Control Affiliate."

                  "APPLICABLE STOCK" shall mean Common Stock or Preferred Stock, as the context requires.

                  "APPRAISER" shall have the meaning specified in Section 3.3.4.

                  "APPROVING SHAREHOLDERS" shall have the meaning specified in
Section 4.7(a).

                  "BANCBOSTON" shall have the meaning specified in the Preamble.

                  "BANCBOSTON ENTITIES" shall have the meaning specified in the definition of the term "Control Affiliate."

                  "BARNETT" shall mean Barnett Inc., a Delaware corporation.

                  "BARNETT MANAGEMENT SHAREHOLDERS" shall have the meaning specified in the Preamble.

                  "BLACKSTONE" shall mean, collectively, Blackstone Mezzanine Holdings and Blackstone Mezzanine Partners.

                  "BLACKSTONE ENTITIES" shall have the meaning specified in the definition of the term "Control Affiliate."

                  "BLACKSTONE MEZZANINE HOLDINGS" shall have the meaning specified in the Preamble.

                  "BLACKSTONE MEZZANINE PARTNERS" shall have the meaning specified in the Preamble.



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                                                                               4


                  "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company as from time to time hereafter constituted.

                  "BY-LAWS" shall mean the By-Laws of the Company as in effect on the date hereof, substantially in the form of Exhibit A hereto, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and pursuant to applicable law.

                  "CALL CONSIDERATION" shall have the meaning specified in
Section 3.3.8.

                  "CALL NOTICE" shall have the meaning specified in Section
3.3.3.

                  "CALL OPTION" shall have the meaning specified in Section 3.3.

                  "CALL OPTION EXERCISE PERIOD" shall have the meaning specified in Section 3.3.3.

                  "CAPITAL STOCK" of a Person shall mean and include (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock in any Person that is a corporation, (ii) all partnership interests (whether general or limited) in any Person that is a partnership, (iii) all membership interests or limited liability company interests in any Person that is a limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company as in effect on the date hereof, substantially in the form of Exhibit B hereto, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and pursuant to applicable law.

                  "CHASE" shall have the meaning specified in the Preamble.

                  "CHASE ENTITIES" shall have the meaning specified in the definition of the term "Control Affiliate."

                  "CITIZENS CAPITAL" shall have the meaning specified in the Preamble.

                  "COMMISSION" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

                  "COMMON STOCK" shall mean the Company's Common Stock, no par value, and any Capital Stock of any other class of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "COMPANY" shall have the meaning specified in the Preamble.


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                                                                               5


                  "COMPANY SALE" shall have the meaning specified in Section 4.7(a).

                  "CONTINGENT OBLIGATION" shall mean, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "CONTROL AFFILIATE" shall mean, as to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly, or indirectly, (i) to vote or direct the voting of a majority of the outstanding Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Voting Stock, by contract or otherwise. Without limiting the foregoing, each of CB Capital Investors, LLC, Chase Capital Partners, The Chase Manhattan Corporation, each of their respective Control Affiliates (the "CHASE ENTITIES") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be Control Affiliates of each other for purposes of this definition. Notwithstanding the foregoing, First Plaza shall not be deemed to be a Control Affiliate of any Chase Entity. Without limiting the foregoing, BancBoston Capital Inc., each of its Control Affiliates (the "BANCBOSTON ENTITIES") and any other person, fund or entity for whom any of the BancBoston Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be Control Affiliates of each other for purposes of this definition. Notwithstanding the foregoing, Allied, each of its Control Affiliates (the "ALLIED ENTITIES") and any limited or general partner, stockholder or member of an Allied Entity shall be deemed to be Control Affiliates of each other for purposes of this definition. Notwithstanding the foregoing, Blackstone, each of its Control Affiliates (the "BLACKSTONE ENTITIES") and any limited or general partner, stockholder or member of a Blackstone Entity shall be deemed to be Control Affiliates of each other for purposes of this definition.


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                                                                               6


                  "CREDIT AGREEMENT" shall have the meaning specified in the definition of Existing Indebtedness.

                  "CUSTOMARY OBSERVER RIGHTS" shall mean, as to any Investor and Allied, (i) the right to receive notice from the Company of and to have one representative invited by the Company to attend all meetings of the Board of Directors in a non-voting advisory capacity, and (ii) the right to have such representative receive copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time as such materials are provided to the directors, PROVIDED that the Company reserves the right to withhold any information or to exclude any such representative from any meeting or portion thereof if the Board determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel.

                  "DEFAULTING PARTY" shall have the meaning specified in Section 4.1(e).

                  "DEFERRED INTEREST RATE" shall have the meaning specified in
Section 3.3.8.

                  "DRAG-ALONG NOTICE" shall have the meaning specified in
Section 4.7(b).

                  "DRAG-ALONG RIGHT" shall have the meaning specified in Section 4.7(a).

                  "EMPLOYMENT AGREEMENTS" shall have the meaning specified in
Section 3.3.1.

                  "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean, as of any date, the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute and the rules and regulations thereunder.

                  "EXEMPT ISSUANCES" shall have the meaning specified in Section 2.6(a).

                  "EXISTING INDEBTEDNESS" shall mean the Company's Indebtedness under each of (a) that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 29, 2000, among the Company, the lenders named therein and Fleet National Bank, as administrative agent (the "CREDIT AGREEMENT"), and (b) the Purchase Agreement, together with the documents relating to each of them, including, without limitation, all exhibits and schedules thereto and any agreement relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same agent or agents and financial institutions, and whether or not the principal amount outstanding thereunder or the interest payable in respect thereof, shall be increased, the promissory notes delivered thereunder and the other agreements, instruments and documents, including without limitation security agreements, loan agreements, notes, guarantees, keep well agreements, mortgages, deeds of trust,

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                                                                               7


subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, assignments, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements and all other written matter, in each case evidencing, securing or relating to the Credit Agreement or the Purchase Agreement, including, without limitation, any agreement relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same agent or agents and financial institutions, and whether or not the principal amount outstanding thereunder or the interest payable in respect thereof, shall be increased.

                  "FAIR MARKET VALUE" shall have the meaning specified in
Section 3.3.4.

                  "FIRST OFFER PRICE" shall have the meaning specified in
Section 4.1(a).

                  "FIRST PLAZA" shall have the meaning specified in the Preamble.

                  "FLEET FINANCE" shall have the meaning specified in the Preamble.

                  "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time, applied on a consistent basis.

                  "GREAT LAKES CAPITAL" shall have the meaning specified in the Preamble.

                  "GREBE" shall mean Michael J. Grebe.

                  "GREEN" shall mean William S. Green.

                  "HEIR" shall mean, with respect to any individual Shareholder, his or her spouse, lineal descendant, a trust established for the benefit of any of the foregoing or any personal representative, estate or executor under any will of such Shareholder or pursuant to the laws of intestate succession.

                  "HUBER" shall have the meaning specified in the Preamble.

                  "INDEBTEDNESS" shall mean, as to any Person at any time, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases that have been or should be, in accordance

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                                                                               8


with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

                  "INITIAL PUBLIC OFFERING" shall mean a Public Offering of Common Stock of the Company pursuant to the initial registration thereof under the Securities Act.

                  "INITIAL SHARES" shall have the meaning specified in Section 5.3(g).

                  "INSPECTORS" shall have the meaning specified in Section 5.3(a)(xiv).

                  "INVESTORS" shall have the meaning specified in the Preamble.

                  "J&R FOUNDERS FUND" shall have the meaning specified in the Preamble.

                  "KPP" shall have the meaning specified in the Preamble.

                  "LAST-CHANCE DATE" shall have the meaning specified in Section 4.1(d).

                  "LAST-CHANCE NOTICE" shall have the meaning specified in
Section 4.1(d).

                  "LOSSES" shall have the meaning specified in Section 5.6.

                  "LUIGA" shall mean Andrea M. Luiga.

                  "LUIGA RESTRICTED STOCK" shall mean the 15,722 shares of Common Stock granted to Luiga pursuant to the Luiga Restricted Stock Award Agreement.

                  "LUIGA RESTRICTED STOCK AWARD AGREEMENT" shall mean the Restricted Stock Award Agreement under the Wilmar Industries, Inc. 2000 Stock Award Plan, made effective as of September 29, 2000, between Luiga and the Company.

                  "MANAGEMENT SHAREHOLDERS" shall have the meaning specified in the Preamble.

                  "MELLON" shall have the meaning specified in the Preamble.

                  "NASD" shall mean the National Association of Securities Dealers, Inc. and its successors and assigns.

                  "NATIONAL CITY" shall mean, collectively, National City Equity Partners and Great Lakes Capital.

                  "NATIONAL CITY EQUITY PARTNERS" shall have the meaning specified in the Preamble.


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                                                                               9


                  "NEW ISSUE NOTICE" shall have the meaning specified in Section 4.6(c).

                  "NEW SECURITIES" shall have the meaning specified in Section 4.6(b).


                  "NON-COMPLYING HOLDER" shall have the meaning specified in
Section 4.11.

                  "NOTICE OF EXERCISE" shall have the meaning specified in
Section 4.1(b).

                  "NOTICE OF INTENTION" shall have the meaning specified in
Section 4.1(a).

                  "OFFERED SECURITIES" shall have the meaning specified in
Section 4.1(a).

                  "OPTION SHARES" shall have the meaning specified in Section 5.3(g).

                  "OTHER INVESTORS" shall have the meaning specified in the Preamble.

                  "ORIGINAL SHAREHOLDERS' AGREEMENT" shall have the meaning specified in the Preamble.

                  "OTHER RIGHT" shall mean any option, warrant, conversion right or other right to subscribe for, purchase or acquire shares of Common Stock or Preferred Stock, other than any of the Warrants.

                  "ParTHENON" shall mean, collectively, Parthenon L.P., PCIP, J&R Founders Fund, PCap, Parthenon Investors II, L.P. and any other Shareholders that are Control Affiliates of the foregoing.

                  "PARTHENON L.P." shall have the meaning specified in the Preamble.

                  "PARTHENON INVESTORS" shall mean, collectively, Parthenon, Huber, BancBoston, Svoboda, National City and Mellon.

                  "PARTHENON INVESTORS II, L.P." shall mean Parthenon Investors II, L.P., a Delaware limited partnership.

                  "PARTICIPATING SHAREHOLDERS" shall have the meaning specified in Section 4.1(d).

                  "PCAP" shall have the meaning specified in the Preamble.

                  "PCIP" shall have the meaning specified in the Preamble.

                  "PERMITTED TRANSFEREE" shall have the meaning specified in
Section 3.2(a).

                  "PERSON" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any

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                                                                              10


other entity or organization, including a government or any subdivision or agency thereof.

                  "PRAY" shall mean William R. Pray.

                  "PRAY RESTRICTED STOCK" shall mean the 34,056 shares of Common Stock granted to Pray pursuant to the Pray Restricted Stock Award Agreement.

                  "PRAY RESTRICTED STOCK AWARD AGREEMENT" shall mean the Restricted Stock Award Agreement under the Wilmar Industries, Inc. 2000 Stock Award Plan, made effective as of September 29, 2000, between Pray and the Company.

                  "PREFERRED STOCK" shall have the meaning specified in the Preamble.

                  "PRIVATE EQUITY PORTFOLIO FUND II" shall have the meaning specified in the Preamble.

                  "PROPOSED PURCHASER" shall mean any Person or group that makes a good faith offer to purchase shares of Common Stock, Warrants or Other Rights.

                  "PRO RATA PORTION" shall mean, with reference to any Shareholder at any time, a fraction, the numerator of which is the number of outstanding shares of the Applicable Stock then held by such Shareholder and the denominator of which is the aggregate number of shares of such Applicable Stock then outstanding.

                  "PRO RATA SHARE" shall mean, with reference to any Shareholder at any time, a fraction, the numerator of which is the number of shares of the Applicable Stock then held by such Shareholder plus any shares of the Applicable Stock that such Shareholder then has a right to purchase pursuant to any Warrant or Other Right that is then exercisable or convertible, and the denominator of which is the aggregate number of shares of such Applicable Stock held by, or purchasable under any then exercisable or convertible Warrant or Other Right held by, all of the Shareholders taken together.

                  "PUBLIC OFFERING" shall mean a public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act (excluding any registration statement on Form S-4, Form S-8 or any successor or similar form thereto).

                  "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of September 29, 2000, among the Company, certain guarantors described therein, Allied Capital Corporation, Blackstone Mezzanine Partners L.P., Blackstone Mezzanine Holdings L.P., Fleet Corporate Finance, Inc. and the other purchasers named therein, as amended, modified or otherwise supplemented from time to time as permitted herein and therein.

                  "PURCHASE OFFER" shall have the meaning specified in Section 4.5(b).

                  "PUT CONSIDERATION" shall have the meaning specified in
Section 3.3.8.

                  "PUT NOTICE" shall have the meaning specified in Section
3.3.7.

                  "PUT OPTION" shall have the meaning specified in Section 3.3.

                  "PUT OPTION EXERCISE PERIOD" shall have the meaning specified in Section 3.3.7.

                  "QUALIFIED PUBLIC OFFERING" shall mean the first underwritten Public Offering of Common Stock that results in aggregate gross proceeds to the Company and any selling stockholders of at least $40 million.

                  "RECORDS" shall have the meaning specified in Section 5.3(a)(xiv).

                  "REGISTERED SELLING SHAREHOLDERS" shall have the meaning specified in Section 5.2(a)(ii).

                  "REGISTRABLE SECURITIES" shall mean the following:

                           (a) ALL SHARES OF COMMON STOCK OUTSTANDING ON THE DATE HEREOF and now or hereafter owned of record or beneficially by the Shareholders;

                           (b) all shares of Common Stock issued or issuable upon exercise of Warrants outstanding on the date hereof and now or hereafter owned of record or beneficially by Allied; PROVIDED, HOWEVER, that no holder of Warrants shall have any rights hereunder to registration of any such Warrants, but only to registration of the shares of Common Stock issuable upon the exercise of such Warrants; and, solely for purposes of Section 5 of this Agreement, each holder of a Warrant shall be deemed to be the holder of the shares of Common Stock issuable upon the exercise of such Warrant; and

                           (c) any shares of Capital Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in any of the foregoing clauses by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

                  As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been sold pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Section 5 hereof, including, without limitation, all Commission, stock exchange and NASD registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of a counsel representing all the selling Shareholders, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

                  "REGULATORY SIDELETTER" shall have the meaning specified in
Section 7.15.

                  "REMAINING OFFERED SHARES" shall have the meaning specified in
Section 4.1(d).

                  "REQUESTING PARTY" shall have the meaning specified in Section 5.2(a).

                  "REQUESTING SHAREHOLDERS" shall have the meaning specified in
Section 5.3(a)(i).

                  "SALE PROPOSAL" shall have the meaning specified in Section 4.1(a).

                  "SECURITIES ACT" shall mean, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute and the rules and regulations thereunder.

                  "SELLING SHAREHOLDER" shall have the meaning specified in
Section 4.1(a).

                  "SHAREHOLDER CALL GROUP" shall have the meaning specified in
Section 3.3.

                  "SHAREHOLDER SCHEDULE" shall have the meaning specified in the Preamble.

                  "SHAREHOLDERS" shall have the meaning specified in the Preamble.

                  "STERLING" shall have the meaning specified in the Preamble.

                  "SUBSIDIARY" shall mean as to any Person an entity either (i) of which outstanding shares of Voting Stock having ordinary voting power to elect a majority of corporate directors (or Persons performing similar functions), of such entity are at the time owned, directly by such Person, or indirectly through one or more intermediaries constituting Subsidiaries of such Person, or (ii) more than a 50% interest in the profits or capital of which is owned by such Person directly, or indirectly through one or more intermediaries constituting Subsidiaries of such Person.

                  "SVOBODA" shall mean, collectively, Svoboda QP and Svoboda
L.P.

                  "SVOBODA L.P." shall have the meaning specified in the Preamble.

                  "SVOBODA QP" shall have the meaning specified in the Preamble.

                  "TRANSFER" shall have the meaning specified in Section 3.1.

                  "TRANSFEREE AGREEMENT" shall have the meaning specified in
Section 3.2(a).

                  "UNDERWRITTEN OFFERING" shall have the meaning given to it in
Section 5.1(a).

                  "VOTING STOCK" of a Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar and/or management functions).

                  "VOTING STOCKHOLDER" shall mean any Shareholder who holds Voting Stock of the Company.

                  "WARRANT AGREEMENT" shall mean the Warrant Agreement, dated as of May 16, 2000, among the Company, Fleet Finance and Allied, as such agreement may from time to time be amended, modified or supplemented in accordance with the terms thereof.

                  "WARRANTS" shall mean the warrants to purchase shares of Common Stock, issued to Allied pursuant to the terms of the Warrant Agreement, as such Warrants may from time to time be amended, modified or supplemented in accordance with the terms thereof.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all options, warrants, conversion rights and other rights to subscribe for, purchase or acquire such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

                  SECTION 2       CORPORATE GOVERNANCE.

                  SECTION 2.1 BOARD OF DIRECTORS. The Shareholders hereby agree that (a) the Board of Directors shall consist of nine members and (b) the Shareholders shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, when designated, the designees described below to be members of the Board of Directors:

                           (i) (x) so long as the Parthenon Investors in the aggregate own shares of Common Stock that represent at least 20% of the then outstanding Common Stock, three (3) individuals designated by Parthenon, (y) so long as the Parthenon Investors in the aggregate own shares of Common Stock that represent less than 20% but at least 5% of the then outstanding Common Stock, two (2) individuals designated by Parthenon, and (z) if the Parthenon Investors in the aggregate own shares of Common Stock that represent less than 5% of the then outstanding Common Stock, Parthenon shall no longer be entitled to designate any directors under this subsection; provided, HOWEVER, that in the case of (x) or (y) above, Parthenon Investors, L.P. shall have the right to designate one of the three individuals under (x) or one of the two individuals under (y) for so long as Parthenon Investors, L.P. owns any shares of Common Stock and the requirements of (x) or (y), as the case may be, are otherwise met, and Parthenon Investors II, L.P. shall have the right to designate one of the three individuals under
         (x) or one of the two individuals under (y) when and for so long as Parthenon Investors II, L.P. owns any shares of Common Stock and the requirements of (x) or (y), as the case may be, are otherwise met;

                           (ii) (p) so long as Chase owns shares of Common Stock that represent at least 10% of the then outstanding Common Stock, two (2) individuals designated by Chase, (q) so long as Chase owns shares of Common Stock that represent less than 10% but at least 5% of the then outstanding Common Stock, one (1) individual designated by Chase, and (r) if Chase owns shares of Common Stock that represent less than 5% of the then outstanding Common Stock, Chase shall no longer be entitled to designate any directors;

                           (iii) so long as Sterling owns shares of Common Stock that represent at least 3.3% of the then outstanding Common Stock (excluding for purposes of this computation shares of Common Stock issued in transactions in which Sterling did not have the right to purchase additional shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) pursuant to
         Section 4.6 hereof), one (1) individual designated by Sterling, PROVIDED that (s) if Sterling is no longer entitled to designate a director pursuant to this clause, then the Company shall grant Sterling Customary Observer Rights and Parthenon shall be entitled to designate one (1) individual as director (in addition to any individuals it may designate as directors under Section 2.1(i)) for so long as the Parthenon Investors in the aggregate own shares of Common Stock that represent at least 5% of the then outstanding Common Stock and if they do not own such shares, then, except as provided in clause (t) below neither Sterling nor Parthenon shall be entitled to designate any directors, and (t) Sterling's right to designate a director shall not terminate (notwithstanding that Sterling owns shares of Common Stock representing less than 3.3% of the then outstanding Common Stock and therefore would not otherwise have the right to designate one (1) individual as a director pursuant to this Section 2.1(iii)) if, as a result of such right terminating, Sterling shall cease to be a "venture capital operating company" within the meaning of the rules and regulations under ERISA;

                           (iv) so long as he serves as an executive officer of the Company, Green;

                           (v) so long as he serves as an executive officer of the Company, Grebe; and

                           (vi) unless otherwise determined by the Board of Directors, so long as he serves as an executive officer of Barnett or the Company, Pray.

                  Any individual designated as a member of the Board of Directors by the Persons specified in clauses (i), (ii) or (iii) above, respectively, may be removed at any time, with or without cause, by the Person or Persons so designating that individual. If for any reason either Green or Grebe is no longer an executive officer of the Company, he shall be deemed to have resigned as a director of the Company. If for any reason Pray is no longer an executive officer of Barnett or the Company, he shall be deemed to have resigned as a director of the Company. The parties hereby designate and approve the following individuals to serve as the initial members of the Board of Directors, effective as of the date hereof: (x) pursuant to Section 2.1(i), Parthenon hereby designates and approves Ernest K. Jacquet, Drew Sawyer and an individual to be designated by Parthenon within ninety (90) days of the date hereof, (y) pursuant to Section 2.1(ii), Chase hereby designates and approves Christopher Behrens and Stephen McKenna, and (z) pursuant to Section 2.1(iii), Sterling hereby approves and designates Charles Santoro. So long as First Plaza owns in the aggregate shares of Common Stock that represent at least 5% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights. Subject to the provisions of Section 4.5(a): so long as Huber owns in the aggregate shares of Common Stock that represent at least 2% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; so long as BancBoston owns in the aggregate shares of Common Stock that represent at least 2% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; so long as Svoboda owns in the aggregate shares of Common Stock that represent at least 2% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; so long as National City owns in the aggregate shares of Common Stock that represent at least 1% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; so long as Mellon owns in the aggregate shares of Common Stock that represent at least 3% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; so long as KPP owns in the aggregate shares of Common Stock that represent at least 3% of the then outstanding Common Stock, the Company shall grant it Customary Observer Rights; and so long as Allied owns at least 20,000 shares of Common Stock (appropriately adjusted for any stock splits or stock dividends pursuant to the Warrant Agreement, and including in such number shares of Common Stock issuable upon exercise of Warrants owned by Allied but not exercised), the Company shall grant it Customary Observer Rights. Each Investor agrees that in the event it is granted Customary Observer Rights, it shall maintain the confidentiality of all financial, confidential and proprietary information of the Company obtained by it as a result of the exercise of such Customary Observer Rights.

                  SECTION 2.2 VACANCIES. (A) In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason (other than removal of a director based upon reduction in the equity ownership of the Company of the Parthenon Investors, Chase or Sterling as set forth in Section 2.1(b)(i), (b)(ii) or (b)(iii) above or removal of Green or Grebe as director by reason of such individual no longer serving as an executive officer of the Company as set forth in Section 2.1(b)(iv) or (b)(v) or removal of Pray as director by reason of his no longer serving as an executive officer of Barnett or the Company as set forth in Section 2.1(b)(vi)) there shall exist or occur any vacancy on the Board of Directors, each Shareholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Shareholders that had designated or elected (pursuant to Section 2.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 2.1).

                           (b)    If as a result of Section 2.1(b)(i), (ii) or
(iii), Parthenon or Chase becomes entitled to designate a lesser number of directors than it is entitled to on the date hereof, then each Shareholder shall vote its shares of Voting Stock of the Company to cause the number of directors constituting the entire Board of Directors to be reduced by the number of directors that Parthenon and/or Chase is no longer entitled to designate unless both Parthenon and Chase are no longer entitled to designate any directors pursuant to Section 2.1.

                           (c)    If as a result of Section 2.1(b), any of
Green, Grebe or Pray is deemed to have resigned as director then on each such occasion each Shareholder shall vote its shares of Voting Stock of the Company to cause the number of directors constituting the entire Board of Directors to be reduced by one.

                  SECTION 2.3   COVENANT TO VOTE.

                           (a)    ELECTION OF DIRECTORS. Each Shareholder hereby
agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of the stockholders of the Company and to vote all shares of Voting Stock of the Company owned or held of record by such Shareholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Section 2. In addition, each Shareholder agrees to vote the shares of Voting Stock of the Company owned by such Shareholder upon any other matter arising under this Agreement submitted to a vote of the stockholders in such a manner as to implement the terms of this Agreement.

                           (b)    OTHER MATTERS. So long as (i) Parthenon in the
aggregate owns shares of Common Stock that represent at least 5% of the then outstanding Common Stock AND (ii) the Parthenon Investors in the aggregate own shares of Common

Stock that represent at least 15% of the then outstanding Common Stock, each of the Management Shareholders, Barnett Management Shareholders, Huber, BancBoston, Svoboda, National City, Mellon, Parthenon and their respective Permitted Transferees hereby agrees to vote all shares of Capital Stock of the Company owned or held of record by such Shareholder at any meeting of stockholders, or to take all actions by written consent in lieu of any such meeting, on any matter submitted to the vote of the stockholders of the Company (including, without limitation, any matter set forth in Section 2.6, but specifically excluding any actions under Sections 4.7(a) (to become an Approving Shareholder) and any actions under 7.8(a)), at the direction of Parthenon. Each of the Management Shareholders, Barnett Management Shareholders, Huber, BancBoston, Private Equity Portfolio Fund II, Svoboda, National City, Mellon, Parthenon and their respective Permitted Transferees hereby grants to Parthenon an irrevocable proxy to vote all of such Shareholder's shares of Capital Stock of the Company in accordance with such Shareholder's agreements contained in this Section 2.3(b), which proxy shall be valid and remain in effect until the provisions of this Section 2.3(b) expire pursuant to Section 6 or, if earlier, when Parthenon in the aggregate owns shares of Common Stock that represent less than 5% of the then outstanding Common Stock or when the Parthenon Investors in the aggregate own shares of Common Stock that represent less than 15% of the then outstanding Common Stock.

                  SECTION 2.4 REGISTRATION OF COMMON STOCK. In the event of any Public Offering of the Common Stock approved in accordance with Section 2.6, each Shareholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the number of authorized shares of Common Stock and, if necessary, increase the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change in its par value in connection therewith, as recommended by a majority of the members of the Board of Directors in order to facilitate such Public Offering.

                  SECTION 2.5 CERTIFICATE OF INCORPORATION; NO CONFLICT WITH AGREEMENT. Attached hereto as Exhibits A and B are copies of the By-laws and the Certificate of Incorporation as in effect on the date hereof. Each Shareholder shall vote its shares of Voting Stock of the Company, and shall take all actions necessary, to ensure that the By-laws and the Certificate of Incorporation do not, at any time, conflict with the provisions of this Agreement.

                  SECTION 2.6 ACTIONS OF THE BOARD OF DIRECTORS; EXTRAORDINARY TRANSACTIONS. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors shall not take, approve or otherwise ratify any of the following actions without the prior consent of the holders of at least sixty percent (60%) in aggregate amount of the then outstanding shares of Common Stock:

                           (a)    other than the issuance of any securities
described in Section 4.6(b)(i) and (ii) hereof ("EXEMPT ISSUANCES"), any creation of a class or series of, issuance of or agreement to issue any Capital Stock of the Company or its Subsidiaries or rights of any kind convertible into or exchangeable for, any Capital Stock of the Company or its Subsidiaries, or any option, warrant or other subscription or purchase right with respect to such Capital Stock of the Company or its Subsidiaries, including, without limitation, pursuant to any Public Offering;

                           (b)   (i) any transaction of merger or consolidation
of the Company or its Subsidiaries with one or more Persons, (ii) any transaction of merger or consolidation of one or more Persons into or with the Company or any of its Subsidiaries or (iii) any recapitalization of the Company (other than, in the case of clauses (i) and (ii), mergers or consolidations of any Wholly-owned Subsidiaries of the Company with each other and mergers or consolidations of a Wholly-owned Subsidiary of the Company with and into the Company where the Company is the surviving entity);

                           (c)    any sale, conveyance, exchange or transfer to
another Person of all or substantially all of the Capital Stock or assets of the Company or its Subsidiaries (other than to the Company or any of its Wholly-owned Subsidiaries);

                           (d)    any transactions, or the amendment,
modification or waiver of any existing transactions, with any Shareholder or its Affiliates or any officer, director or member of management of the Company, other than any such transaction (or series of related transactions) that has an aggregate consideration of less than $5,000 and is on terms no less favorable to the Company taken as a whole than would be obtained in an arm's-length transaction with an unrelated third Person (other than customary transactions with management and compensation or management fee arrangements between the Company and Parthenon or its designees, including the compensation and fees as set forth in the Employment Agreements as in effect on the date of this Agreement or as otherwise permitted by this Agreement);

                           (e)    any declaration or making of dividend payments
or other payment or distribution on account of, or any redemption or repurchase of, the Capital Stock of the Company (other than a pro-rata redemption of the then outstanding Preferred Stock from all holders thereof);

                           (f)    any voluntary or involuntary liquidation under
applicable bankruptcy or reorganization legislation, or any dissolution or winding up of, the Company or its Subsidiaries;

                           (g)    incur, create or maintain any Indebtedness in
an aggregate principal amount outstanding in excess of $200 million;

                           (h)    assign any of its rights under Section 3.3 to
any Person other than the lenders under the Existing Indebtedness; or

                           (i)    enter into any business materially different
in scope and character from the business in which the Company is engaged on the initial date of this Agreement; or

                           (j)    any material amendment, modification or
restatement of the Certificate of Incorporation or By-Laws.

                  SECTION 3       TRANSFERS OF STOCK.

                  SECTION 3.1 RESTRICTIONS ON TRANSFER. Each Shareholder agrees that such Shareholder will not, directly or indirectly, offer, sell, exchange, pledge, hypothecate, encumber, transfer, assign or otherwise dispose of, whether voluntarily, involuntarily or by operation of law (collectively, for purposes of Sections 3 and 4 hereof only, a "transfer"), any of its Common Stock, Preferred Stock, Warrants or Other Rights, except as provided in Section 3.2, 3.3 or in accordance with Section 4, and except pursuant to an exercise or conversion of Warrants or of such Other Rights. In addition to the other restrictions noted in this Section 3.1, each Shareholder agrees that it will not, directly or indirectly, transfer any of its Common Stock, Preferred Stock, Warrants or Other Rights, except as permitted under the Securities Act and other applicable federal or state securities laws.

                  SECTION 3.2     EXCEPTIONS TO RESTRICTIONS. The provisions of
Section 3.1, Sections 4.1 through 4.5, inclusive, and Section 4.7 shall not apply to any of the following transfers:

                           (a)    from any Shareholder to the Company or from
any Investor to any Control Affiliate of such Investor, from First Plaza to any successor trust or successor trustee of First Plaza, from Fleet Finance to any Control Affiliate of Fleet Finance, from Allied to any Control Affiliate of Allied, from Blackstone to any Control Affiliate of Blackstone or from any Shareholder that is an individual to any Heir of such Shareholder (each such Control Affiliate, successor trust or trustee or Heir, a "PERMITTED TRANSFEREE"), PROVIDED, that each such Control Affiliate, successor trust or trustee or Heir shall execute a Transferee Agreement in the form of Exhibit C hereto (a "TRANSFEREE AGREEMENT") pursuant to which such Control Affiliate, successor trust or trustee or Heir shall agree to comply with the terms of the Agreement and shall become bound by the terms of this Agreement, and, PROVIDED FURTHER, that neither Chase nor any of its Control Affiliates shall be required to provide any such notice of transfer to a Permitted Transferee, and no such Permitted Transferee of Chase or any of its Control Affiliates shall be required to execute any such Transferee Agreement to the extent that such Permitted Transferee has previously agreed with Chase to comply with the terms of this Agreement and to become bound by the terms hereof (and Chase shall be responsible for the compliance by any of its Permitted Transferees with the terms of this Agreement) and that Chase shall inform the Company of any such transfer upon the Company's request and shall give notice to the Company if any different Control Affiliate of Chase becomes record holder of its shares of Common Stock or Preferred Stock;

                           (b)    pursuant to a Qualified Public Offering;

                           (c)    any transfer by Allied to a Person of
Warrants; PROVIDED that such transfer occurs simultaneously with a transfer by such Shareholder to the same Person of senior subordinated notes of the Company in accordance with the terms of the Purchase Agreement; PROVIDED FURTHER, that the Warrants transferred in such transaction represent the same proportion of Warrants held by such Shareholder on the date of this Agreement as the senior subordinated notes transferred to the same Person simultaneously by such Shareholder represent of the senior subordinated notes held by such Shareholder on the date of this Agreement; and PROVIDED FURTHER that each such Person to whom Warrants are transferred pursuant to this Section 3.2(c) shall execute a Transferee Agreement pursuant to which such Person shall agree to comply with the terms of this Agreement and shall become bound by the terms of this Agreement;

                           (d)    any transfer by Fleet Finance, Allied or
Blackstone to a Person of such Shareholder's shares of Common Stock or Preferred Stock; PROVIDED that such transfer occurs simultaneously with a transfer by such Shareholder to the same Person of senior subordinated notes of the Company in accordance with the terms of the Purchase Agreement; PROVIDED FURTHER, that the shares transferred in such transaction represent the same proportion of shares held by such Shareholder on the date of this Agreement as the senior subordinated notes transferred to the same Person simultaneously by such Shareholder represent of the senior subordinated notes held by such Shareholder on the date of this Agreement; and PROVIDED FURTHER that each such Person to whom such shares are transferred pursuant to this Section 3.2(d) shall execute a Transferee Agreement pursuant to which such Person shall agree to comply with the terms of this Agreement and shall become bound by the terms of this Agreement; or

                           (e)    with respect to 57,895 shares of Common Stock
and 992,481 shares of Preferred Stock held by a Parthenon Control Affiliate, any pledge or transfer of such shares (and any property received in respect of such shares) by such Parthenon Control Affiliate to a lender (and release of such pledge), or any successor pledgee, and any subsequent transfer of such shares or property to any other Person in connection with the exercise of such lender's (or such successor's) rights under a pledge agreement entered into between such Parthenon Control Affiliate and such lender; PROVIDED that, prior to any actual transfer of ownership of such shares, each Person to whom shares are transferred shall execute a Transferee Agreement pursuant to which such Person shall agree to comply with the terms of this Agreement and shall become bound by the terms of this Agreement.

                  SECTION 3.3 CALL AND PUT OPTIONS. Except as the Company may otherwise agree, upon any termination of the employment by the Company or its Subsidiaries of any Management Shareholder (other than Green) or any Barnett Management Shareholder for any reason, the Company shall have the right and option to purchase (as provided below in this Section 3.3) all, but not less than all, of the shares of Common Stock (other than Luiga Restricted Stock, which shall be subject to the terms of the Luiga Restricted Stock Award Agreement, or Pray Restricted Stock, which shall be subject to the terms of the Pray Restricted Stock Award Agreement), Preferred Stock and Other Rights held by such Management Shareholder or Barnett Management Shareholder or originally issued to such holder but beneficially owned or held by direct or indirect Permitted Transferees of such Management Shareholder or Barnett Management Shareholder (collectively, the "Shareholder Call Group") on the following terms (the "Call Option") and, if such Management Shareholder's or Barnett Management Shareholder's employment is terminated under the circumstances set forth in
Section 3.3.5 and the Call Option has not been exercised by the Company, such Management Shareholder or Barnett Management Shareholder shall have the right and option to require the Company to purchase all, but not less than all, of the shares of Common Stock (other than Luiga Restricted Stock or Pray Restricted Stock), Preferred Stock and Other Rights held by the Shareholder Call Group (the "Put Option") on the following terms:

                           SECTION 3.3.1   TERMINATION. If a Management
         Shareholder (other than Green) or Barnett Management Shareholder is terminated by the Company or its Subsidiaries for Cause or voluntarily terminates such holder's employment without Good Reason (as such terms are defined in the Employment Agreements between the Company and each of the Management Shareholders and Barnett Management Shareholders dated and as in effect on the date hereof (the "EMPLOYMENT AGREEMENTS")), the Company may purchase all of the shares of Common Stock (other than Luiga Restricted Stock or Pray Restricted Stock) and Preferred Stock held by such holder, including all of the shares of Common Stock and Preferred Stock transferred by such holder to a member of such holder's Shareholder Call Group, at a per share price equal to the lesser of the original purchase price per share of such Common Stock or Preferred Stock and the "Fair Market Value" of such shares (as defined below). If a Management Shareholder (other than Green) or Barnett Management Shareholder voluntarily terminates such holder's employment with Good Reason (as such term is defined in the Employment Agreements), the Company may purchase all of the shares of Common Stock (other than Luiga Restricted Stock or Pray Restricted Stock) and Preferred Stock held by such holder, including all of the shares of Common Stock and Preferred Stock transferred by such holder to a member of such holder's Shareholder Call Group, at a per share price equal to the greater of the original purchase price per share of such Common Stock or Preferred Stock and the "Fair Market Value" of such shares (as defined below). If such Management Shareholder's or Barnett Management Shareholder's employment with the Company is terminated for any reason other than those mentioned in the previous two sentences, the Company may purchase all of the shares of Common Stock (other than Luiga Restricted Stock or Pray Restricted Stock) and Preferred Stock held by such holder including all of the shares of Common Stock and Preferred Stock transferred by such holder to a member of such holder's Shareholder Call Group at a per share price equal to the Fair Market Value of such shares.

                           SECTION 3.3.2 TREATMENT OF OTHER RIGHTS. If a terminated Management Shareholder or Barnett Management Shareholder as referred to in Section 3.3.1 or any member of such holder's Shareholder Call Group beneficially owns or holds Other Rights, the Company may also purchase all of such Other Rights, and the beneficial owner or holder of such Other Rights shall receive in exchange for such Other Rights consideration equal to the amount (if greater than zero) determined by multiplying (a) the applicable purchase price per share of Common Stock and/or Preferred Stock determined as set forth in
         Section 3.3.1 less the exercise price per share of such Other Rights by
         (b) the number of shares of Common Stock and/or Preferred Stock issuable upon exercise or conversion of such Other Rights (solely to the extent exercisable or convertible at the time of such sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

                           SECTION 3.3.3 CALL NOTICES, ETC. Any Call Option may be exercised by delivery of written notice thereof (the "CALL NOTICE") to all members of the applicable Shareholder Call Group for which the Company has a record within 30 days following the termination of employment in question (the "CALL OPTION EXERCISE PERIOD"). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the shares and Other Rights with respect to which the Call Option is being exercised.

                           SECTION 3.3.4 FAIR MARKET VALUE. For the purposes of this Section 3.3, "FAIR MARKET VALUE" will be determined, as of any date, as to any share of Common Stock or Preferred Stock, by the Board of Directors' good faith determination of the fair value of such share as of the applicable termination date, factoring in the non-marketability or otherwise of such security but not any minority discount with respect thereto; PROVIDED that, if any Management Shareholder or Barnett Management Shareholder disagrees with such determination, then such holder shall, within five (5) days of the Board of Directors' determination, contact and consult with the Board of Directors and such holder and the Board of Directors shall, within ten (10) days of the Board of Directors' original determination, mutually agree upon an investment bank, appraisal company or similar institution (the "APPRAISER") to which the disagreement shall be submitted, and which will provide its opinion as to the fair value of such share within sixty (60) days of submission; PROVIDED FURTHER that if such Management Shareholder or Barnett Management Shareholder and the Board of Directors are unable to agree on the Appraiser within such ten (10) day period, such Management Shareholder or Barnett Management Shareholder may request, upon notice to the Company within twelve (12) days of the Board of Directors' determination, that the American Arbitration Association select the Appraiser. Upon delivery to the Company and the Management Shareholder or Barnett Management Shareholder of a statement in writing setting forth the conclusion of the Appraiser's opinion of the fair value, if such determination is greater or lesser than the Board of Directors' determination by fifteen percent (15%) or more, then the Appraiser's determination shall be deemed the Fair Market Value, such determination shall be final and binding upon the Company and the Management Shareholder or Barnett Management Shareholder without any further right of appeal, and the Company shall pay all fees and expenses of the Appraiser incurred in making its determination, OR, if the Appraiser's determination is greater or lesser than the Board of Directors' determination by less than fifteen percent (15%), then the Board of Directors' determination shall remain the Fair Market Value, such determination shall be final and binding upon the Company and the Management Shareholder or Barnett Management Shareholder without any further right of appeal, and the Management Shareholder or Barnett Management Shareholder shall pay all fees and expenses of the Appraiser incurred in making its determination.

                           SECTION 3.3.5 PUT OPTION. If the employment of a Management Shareholder (other than Green) or Barnett Management Shareholder with the Company is terminated by the Company without Cause or such Management Shareholder or Barnett Management Shareholder voluntarily terminates such holder's employment as a result of Death or Disability (as such terms are defined in the Employment Agreements), AND the Company does not exercise its Call Option and the Call Option Exercise Period under Section 3.3.3 expires, such Management Shareholder or Barnett Management Shareholder or such holder's Heir, as the case may be, may, within ninety (90) days of such termination, require the Company to purchase all of the shares of Common Stock (other than Luiga Restricted Stock and Pray Restricted Stock) and Preferred Stock held by such holder, including all of the shares of Common Stock and Preferred Stock transferred by such holder to a member of such holder's Shareholder Call Group, at a per share price equal to the Fair Market Value of such shares. If a Management Shareholder (other than Green) or Barnett Management Shareholder voluntarily terminates such holder's employment for Good Reason (as such term is defined in the Employment Agreements), AND the Company does not exercise its Call Option and the Call Option Exercise Period under
         Section 3.3.3. expires, such Management Shareholder or Barnett Management Shareholder may, within ninety (90) days of such termination, require the Company to purchase all of the shares of Common Stock (other than Luiga Restricted Stock and Pray Restricted Stock) and Preferred Stock held by such holder, including all of the shares of Common Stock and Preferred Stock held by such holder to a member of such holder s Shareholder Call Group, at a per share price equal to the greater of the original purchase price per share of such Common Stock or Preferred Stock and the Fair Market Value of such shares.

                           SECTION 3.3.6 TREATMENT OF OTHER RIGHTS. If a terminated Management Shareholder or Barnett Management Shareholder as referred to in Section 3.3.5 or any member of such holder's Shareholder Call Group beneficially owns or holds Other Rights, such Management Shareholder or Barnett Management Shareholder or such holder's Heir, as the case may be, may also require the Company to purchase all of such Other Rights, and the beneficial owner or holder of such Other Rights shall receive in exchange for such Other Rights consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock determined as set forth in
         Section 3.3.5 less the exercise price per share of such Other Rights by
         (b) the number of shares of Common Stock issuable upon exercise or conversion of such Other Rights (solely to the extent exercisable or convertible at the time of such sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

                           SECTION 3.3.7 PUT NOTICES, ETC. Any Put Option may be exercised by a Management Shareholder (other than Green) or Barnett Management Shareholder or such holder's Heir, as the case may be, by delivery of written notice thereof (the "PUT NOTICE") to the Company within 15 days of the expiration of the Call Option Exercise Period (the "PUT OPTION EXERCISE PERIOD").

         The Put Notice shall state that such Management Shareholder or Barnett Management Shareholder or such holder's Heir, as the case may be, has elected to exercise the Put Option, and the number and price of the shares and Other Rights with respect to which the Put Option is being exercised.

                           SECTION 3.3.8 CONSIDERATION FOR CALL OR PUT. The aggregate consideration payable by the Company upon exercise of a Call Option (the "CALL CONSIDERATION") or Put Option (the "PUT CONSIDERATION") shall be paid as follows. The Company may pay the Call Consideration or the Put Consideration, as the case may be, either (x) in cash within 30 days of the exercise of the Call Option or the Put Option, or (y) if the terms and covenants of the Company's equity and debt financings prohibit full or partial payment of the Call Consideration or the Put Consideration, as the case may be, then the Company may either (i) delay full or partial payment of the Call Consideration or Put Consideration until such prohibitions lapse, PROVIDED that interest shall accrue on any unpaid Call Consideration or Put Consideration, as the case may be, at the then prevailing prime interest rate as most recently announced by Fleet National Bank, up to a maximum of eight percent (8%) per annum, on or prior to the date of expiration of the Call Option Exercise Period or the Put Option Exercise Period (as applicable) (the "DEFERRED INTEREST RATE") throughout such delay period, or (ii) pay any unpaid Call Consideration or any unpaid Put Consideration, as the case may be, in the form of a promissory note (reasonably acceptable to the administrative agent under the Credit Agreement and the purchasers under the Purchase Agreement) deliverable within 30 days of the exercise of the Call Option or the Put Option, bearing interest at the Deferred Interest Rate, fully subordinate in rights of payment and otherwise to the then outstanding Existing Indebtedness and payable in full in cash upon lapse of the cash payment prohibitions.

                           SECTION 3.3.9 WAIVER. The failure of the Company to exercise its Call Option during the Call Option Exercise Period, and the failure of a Management Shareholder or Barnett Management Shareholder or such holder's Heir, as the case may be, to exercise such holder's Put Option during the Put Option Exercise Period, shall be deemed to be a waiver of the Company's or such Management Shareholder's or Barnett Management Shareholder's (or such holder's Heir's, as the case may be) rights, respectively, under this Section 3.3.

                  SECTION 3.4 ENDORSEMENT OF CERTIFICATES. (a) Upon the execution of this Agreement, in addition to any other legend that the Company may reasonably deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding Common Stock, Preferred Stock, all Warrants and all Other Rights shall be endorsed at all times prior to any Qualified Public Offering as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON
                  COMPLIANCE WITH,

                  THE PROVISIONS OF AN AMENDED AND RESTATED
                  SHAREHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 29, 2000, AMONG THE COMPANY AND ITS SHAREHOLDERS. A COPY OF THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM
                  REGISTRATION, UNDER SAID ACT.


                           (b)    Except as otherwise expressly provided in this
Agreement, all certificates or other instruments representing shares of Common Stock, Preferred Stock, Warrants or Other Rights hereafter issued to or acquired by any of the Shareholders or their successors, assigns or transferees (including, without limitation, all certificates representing shares of Common Stock or Preferred Stock hereafter issued upon the exercise of any Warrant or Other Rights) shall bear the legends set forth above, and the shares of Common Stock, Preferred Stock, Warrants or Other Rights represented by such certificates or instruments shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom shares of Common Stock, Preferred Stock, Warrants or Other Rights are transferred by any party hereto, whether or not such transfer is permitted under the terms of this Agreement, except for transfers pursuant to a Public Offering. Prior to consummation of any transfer, except for transfers pursuant to a Public Offering (or transfers pursuant to Section 3.2(a) by Chase or one of its Permitted Transferees to Chase or any of its Permitted Transferees), such party shall cause the transferee (unless otherwise fully bound hereby with respect to such securities being transferred) to execute a Transferee Agreement pursuant to which such transferee shall agree to comply with the terms of this Agreement and shall become bound by this Agreement. Except as otherwise provided in Section 3.2(a) with respect to Chase or any of its Permitted Transferees, prompt notice shall be given to the Company and each Shareholder by the transferor of any transfer (whether or not to a Permitted Transferee) of any Common Stock, Preferred Stock, Warrants or Other Rights.

                           (c)    The second paragraph of the legend set forth
in clause (a) of this Section 3.4 shall be removed from a particular certificate representing shares of Common Stock, Preferred Stock, Warrants or Other Rights when an opinion of counsel and/or other evidence has been delivered to the Company to the effect that any such security may be freely sold to the public without compliance with the registration provisions of the Securities Act. Such counsel may include an attorney who is an employee of a Shareholder and such opinion and/or other evidence shall be subject to the reasonable approval of the Company, such approval or disapproval to be given within

5 days after receipt by the Company of the form of such opinion and/or other evidence; and if the Company disapproves of such opinion and/or other evidence, such notice of disapproval shall be accompanied by an opinion or memorandum of counsel to the Company setting forth the basis of such disapproval.

                           (d)    Whenever the restrictions imposed by this
Agreement shall terminate as to any particular shares of Common Stock, Preferred Stock, Warrants or Other Rights (including pursuant to Section 6 hereof), the holder thereof shall be entitled to receive from the Company, without expense, upon delivery to the Company of the existing certificate representing shares of Common Stock, Preferred Stock, Warrants or Other Rights, a new certificate not bearing the respective legends otherwise required pursuant to this Section 3.4.

                  SECTION 3.5 IMPROPER TRANSFER. Any attempt to transfer or encumber any shares of Common Stock, Preferred Stock or Warrants other than in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records. Each Shareholder that is an entity that was formed for the purpose of acquiring shares of Common Stock, Preferred Stock, Warrants or Other Rights agrees that (a) shares of its common stock or other instruments reflecting equity interests in such entity (and the shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock, Preferred Stock, Warrants and Other Rights as if such common stock or other equity interests were Common Stock and
(b) no shares of such common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or equity interests were Common Stock, Preferred Stock, Warrants or Other Rights, as the case may be, MUTATIS MUTANDIS.

                  SECTION 4 RIGHTS OF FIRST OFFER; TAG ALONG SALES; NEW SECURITIES.

                  SECTION 4.1 TRANSFERS BY SHAREHOLDERS. (A) Except in the case of (i) transfers to a Permitted Transferee, (ii) transactions that are otherwise permitted by Section 3.2, and (iii) transactions that are subject to
Section 4.7, if at any time any Shareholder shall desire to sell or otherwise transfer any shares of Common Stock, Preferred Stock, Warrants or Other Rights owned by it to a Proposed Purchaser (such Shareholder desiring to sell or transfer shares of such Common Stock, Preferred Stock, Warrants or Other Rights being referred to herein as a "SELLING SHAREHOLDER"), then such Selling Shareholder shall deliver written notice of its intention to sell or transfer such securities (a "NOTICE OF INTENTION"), accompanied by a copy of a proposal relating to such sale (the "SALE PROPOSAL"), to each of the Investors, the Management Shareholders, the Barnett Management Shareholders and to the Company, setting forth such Selling Shareholder's desire to make such sale, the number of shares of Common Stock, Preferred Stock, Warrants or Other Rights proposed to be transferred (THE "OFFERED SECURITIES"), and the price and terms on which such Selling Shareholder proposes to sell the Offered Securities (the "FIRST OFFER PRICE") and other terms applicable thereto.

                           (b)    Upon receipt of the Notice of Intention, the
Company, the Investors, the Management Shareholders and the Barnett Management Shareholders shall then have the right to elect to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to
Section 4.1(d), a portion of the Offered Securities in the following order of priority: FIRST, the Company shall have the right to purchase the Offered Securities, and THEREAFTER, the Investors, the Management Shareholders and the Barnett Management Shareholders shall have the right to purchase the Offered Securities pro rata among such Investors, Management Shareholders and Barnett Management Shareholders so electing on the basis of the respective numbers of shares of the Applicable Stock (based on whether the Offered Securities are Common Stock, Preferred Stock or securities convertible or exercisable into Common Stock or Preferred Stock) owned by such Investors, Management Shareholders and Barnett Management Shareholders (or in such other proportion as such Investors, Management Shareholders and Barnett Management Shareholders may agree). The rights of such Investors, the Management Shareholders, the Barnett Management Shareholders and the Company pursuant to this Section 4.1(b) shall be exercisable by the delivery of notice to the Selling Shareholder (the "NOTICE OF EXERCISE") within 20 calendar days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total number of shares of the Offered Securities such Investor, Management Shareholder, Barnett Management Shareholder or the Company, as the case may be, is willing to purchase without regard to whether or not the Company, the other Investors, the other Management Shareholders or the other Barnett Management Shareholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by such exercising Investor, Management Shareholder or Barnett Management Shareholder to the Company and the other Investors, Management Shareholders and Barnett Management Shareholders. The rights of the Investors, the Management Shareholders, the Barnett Management Shareholders and the Company pursuant to this Section 4.1(b) shall terminate with respect to a Sale Proposal if unexercised 20 calendar days after the date of delivery of the Notice of Intention.

                           (c)    In the event that the Investors, the
Management Shareholders, the Barnett Management Shareholders or the Company exercise their rights to purchase all or, subject to Section 4.1(e), any of the Offered Securities in accordance with Section 4.1(b), then the Selling Shareholder must sell such Offered Securities to such Investors, Management Shareholders, Barnett Management Shareholders or, as the case may be, the Company, and such Investors, Management Shareholders, Barnett Management Shareholders or, as the case may be, the Company, shall purchase such Offered Securities, within 30 calendar days after the earliest of (x) the date upon which the Company delivers to the Selling Shareholder a Notice of Exercise electing to purchase all of the Offered Securities, (y) the date upon which Investors, Management Shareholders and/or Barnett Management Shareholders have delivered to the Company Notices of Exercise, which together with any Notice of Exercise by the Company, constitute an election to purchase all of the Offered Securities and (z) the Last-Chance Date (PROVIDED that such purchase date shall be extended, by not more than 30 additional days, until the expiration or early termination of any applicable waiting period required by the Hart-Scott-Rodino Act to consummate such purchase(s)), at the First Offer Price and on the other terms specified in the Sale Proposal.

                           (d)    The Selling Shareholder shall, promptly after
the end of the 20 calendar day exercise period of the Company, the Investors and the Management Shareholders under Section 4.1(b), notify (the "LAST-CHANCE NOTICE") all Investors, Management Shareholders and Barnett Management Shareholders that elected to exercise their option pursuant to Section 4.1(b) ("PARTICIPATING SHAREHOLDERS") whether the Offered Securities have been fully subscribed for, and, if not, the number of Offered Securities not subscribed for (the "REMAINING OFFERED SHARES"). Subject to Section 4.1(e), each Participating Shareholder shall have the right to elect to purchase all, but not less than all, of the Remaining Offered Shares. The right of each Participating Shareholder to purchase the Remaining Offered Shares shall be exercisable by written notice delivered to the Selling Shareholder, with a copy to the Company, given within ten days after receipt of the Last-Chance Notice (such tenth day, the "LAST-CHANCE DATE"). If more than one Participating Shareholder timely elects to exercise its right to purchase the Remaining Offered Shares, the right to purchase the Remaining Offered Shares shall (unless the Participating Shareholders shall otherwise agree) be allocated pro rata among those Participating Shareholders electing to purchase the Remaining Offered Shares, in the proportion that the number of shares of the Applicable Stock owned by such Participating Shareholders bears to the total number of shares of the Applicable Stock owned by all Participating Shareholders that elect to purchase the Remaining Offered Shares. A failure of any Participating Shareholder to exercise such right by the Last-Chance Date shall be regarded as a waiver of its right to purchase the Remaining Offered Shares as provided herein.

                           (e)    Notwithstanding the foregoing provisions of
this Section 4.1, unless the Selling Shareholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Investor, Management Shareholder or Barnett Management Shareholder may purchase any Offered Securities hereunder unless all of the Offered Securities are so purchased. However, if any Participating Shareholder (a "DEFAULTING PARTY") fails to pay the applicable consideration for the portion of Offered Securities it has agreed to purchase under Section 4.1(b) or (d) within the time period specified in Section 4.1(c), then the Selling Shareholder shall immediately notify by facsimile the Company and the remaining Investors, Management Shareholders and Barnett Management Shareholders, who shall then have the right to elect to purchase all, but not less than all, of the Defaulting Party's unpurchased portion of the Offered Securities by notifying the Selling Shareholder and the Company by facsimile within two (2) business days of receiving the Selling Shareholder's facsimile. In the event that more than one of the remaining Investors, Management Shareholders and Barnett Management Shareholders indicate that they wish to purchase such securities, such securities shall be allocated pro rata among those Investors, Management Shareholders and Barnett Management Shareholders wishing to purchase, in the proportion that the number of shares of the Applicable Stock owned by each such Investor, Management Shareholder or Barnett Management Shareholder wishing to purchase bears to the total number of shares of the Applicable Stock owned by all the Investors, Management Shareholders and/or Barnett Management Shareholders that have indicated that they wish to purchase. Purchases under this subsection shall be consummated within two (2) business days of the facsimile(s) being sent to the Selling Shareholder.

                           (f)    For purposes of this Section 4.1, any Person
that has failed to give notice of the election of an option hereunder within the time period specified herein will be deemed to have waived its rights with respect thereto on the day immediately following the last day of such period.

                  SECTION 4.2 TRANSFER OF OFFERED SECURITIES TO THIRD PARTIES. If all notices required to be given by the Selling Shareholder pursuant to Section 4.1 have been duly given and either (a) the Investors, the Management Shareholders, the Barnett Management Shareholders and the Company do not exercise their respective options to purchase all of the Offered Securities, and the Selling Shareholder does not desire to sell less than all the Offered Securities, or (b) if with the consent of the Selling Shareholder, the other Investors, Management Shareholders, Barnett Management Shareholders and the Company purchase less than all of the Offered Securities pursuant to the provisions hereof, then in either such event the Selling Shareholder shall have the right, subject to Section 4.5, if applicable, for a period of 120 calendar days from the earlier of (i) the expiration of all option periods pursuant to
Section 4.1 with respect to such Sale Proposal or (ii) the date on which such Selling Shareholder receives notice from the Investors, the Management Shareholders, the Barnett Management Shareholders and the Company that they will not exercise in whole or in part the options granted pursuant to Section 4.1, to sell the Offered Securities remaining unsold to any third party at a price not less than the First Offer Price, and on other principal terms not materially more favorable in the aggregate to the Proposed Purchaser than those specified in the Sale Proposal. If, prior to consummation, the terms of such proposed transfer shall change with the result that the price shall be less than the First Offer Price set forth in the Notice of Intention or the other principal terms shall be materially more favorable in the aggregate to the Proposed Purchaser than those set forth in the Notice of Intention, it shall be necessary for a separate Notice of Intention to be furnished, and the terms and provisions of Sections 4.1 and 4.2 separately complied with, in order to consummate such proposed transfer pursuant to this Section 4.2.

                   SECTION 4.3 PURCHASE OF OFFERED SECURITIES. Prior to the consummation of any sale pursuant to Section 4.2, the Selling Shareholder shall comply with Section 3.4(b) hereof. Upon the consummation of any such purchase and sale, the Selling Shareholder shall deliver certificates evidencing the Offered Securities sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the purchaser duly executed by the Selling Shareholder free and clear of any liens, against delivery of the First Offer Price by certified or bank check. The delivery of a certificate or certificates for the Offered Securities or any portion thereof by any Person selling such Offered Securities pursuant to this Section 4.2 shall be deemed a representation and warranty by such Person that: (a) such Person has full right, title and interest in and to such Offered Securities; (b) such Person has all necessary power and authority and has taken all necessary action to sell such Offered Securities as contemplated; and (c) such Offered Securities are free and clear of any and all liens or encumbrances.

                  SECTION 4.4 WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that the Investors, the Management Shareholders, the Barnett Management

Shareholders and the Company do not exercise their options to purchase all of the Offered Securities pursuant to Section 4.1, and the Selling Shareholder shall not have sold the remaining Offered Securities to a third party for any reason before the expiration of the 120-day period described in Section 4.2, then such Selling Shareholder shall not give another Notice of Intention pursuant to Section 4.1 until the expiration of a period of 90 calendar days after the last day of such 120-day period.

                  SECTION 4.5     TAG-ALONG RIGHTS. (A) Except in the case of
(i) transfers to a Permitted Transferee, (ii) transactions that are otherwise permitted by Section 3.2, 3.3 or consummated pursuant to Section 4.1 and (iii) transactions that are subject to Section 4.7, any Selling Shareholder shall refrain from effecting any transaction that would, when aggregated with all prior sales by such Shareholder pursuant to this Section 4, result in the sale of 20% or more of the aggregate shares of Common Stock held by such Shareholder (including all shares of Common Stock into which Warrants and Other Rights held by such Shareholder are exercisable or convertible) on the date of this Agreement, unless, prior to the consummation thereof, each other Shareholder shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided in this Section 4.5; provided that, notwithstanding the foregoing, each of Huber, BancBoston, Svoboda, National City, Allied, Blackstone and KPP may, as a Selling Shareholder, effect any sale of shares of Common Stock that represent, when aggregated with all prior sales by such Shareholder pursuant to this Section 4, less than one-and-a-half percent (1.5%) of the aggregate shares of Common Stock then outstanding without affording each other Shareholder the opportunity to join in such sale on a pro rata basis as otherwise required by this Section 4.5, but if such sale would, when aggregated with all prior sales by such Shareholder pursuant to this
Section 4, result in the sale of 20% or more of the aggregate shares of Common Stock held by such Shareholder (including all shares of Common Stock into which Warrants and Other Rights held by such Shareholder are exercisable or convertible) on the date of this Agreement, then, notwithstanding the provisions of Section 2.1, the Company shall no longer grant such Shareholder Customary Observer Rights.

                           (b)    Prior to consummation of any proposed sale,
disposition or transfer of securities described in Section 4.5(a), separately for Common Stock and for securities convertible or exercisable into Common Stock, each Selling Shareholder shall cause the Proposed Purchaser to offer in writing (the "PURCHASE OFFER") to each other Shareholder to purchase securities owned by such other Shareholder, such that the number of shares of such Common Stock, Warrants and/or Other Rights so offered to be purchased from such Shareholder shall be equal to the product obtained by multiplying the aggregate number of shares of Common Stock proposed to be purchased by the Proposed Purchaser (plus any shares of Common Stock into which Warrants or Other Rights proposed to be purchased by the Proposed Purchaser are exercisable or convertible) by such Shareholder's Pro Rata Share with respect to Common Stock. Each Shareholder electing to accept such offer shall be entitled to sell to the Proposed Purchaser that number of shares of Common Stock, Warrants and/or Other Rights equal to that percentage of the securities proposed to be sold to the Proposed Purchaser by the Selling Shareholder determined by dividing (i) the total number of shares of Common Stock held by such Shareholder (including any shares of Common Stock into which

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                                                                              31


Warrants or Other Rights held by such Shareholder are exercisable or convertible) by (ii) the total number of shares of Common Stock held by all Shareholders electing to accept the Proposed Purchaser's offer (including all shares of Common Stock into which Warrants or Other Rights held by all such electing Shareholders are exercisable or convertible) PLUS the total number of shares of Common Stock held by the Selling Shareholder (including any shares of Common Stock into which Warrants or Other Rights held by such Selling Shareholder are exercisable or convertible). The number of securities to be sold to the Proposed Purchaser by the Selling Shareholder, separately for Common Stock and for securities convertible or exercisable into Common Stock, shall be reduced accordingly. The purchase by the accepting Shareholders hereunder shall be made at the highest price per share or other security and otherwise on the same terms and conditions as the Proposed Purchaser shall have offered to purchase shares of Common Stock, Warrants and/or Other Rights to be sold by the Selling Shareholder. The Purchase Offer shall set forth such terms and conditions and identify the Proposed Purchaser and any Person that controls the Proposed Purchaser. Each Shareholder shall have 20 days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 days after such acceptance or at such other time as such Shareholder and the Proposed Purchaser may agree. Each Shareholder that does not accept the Purchase Offer within its 20-day period shall be deemed to have waived all of its rights with respect to such Purchase Offer. In the event that a sale or other transfer subject to this Section 4.5 is to be made to a Proposed Purchaser who is not a Shareholder, the Selling Shareholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this
Section 4.5 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 4.5. Notwithstanding the foregoing, no Management Shareholder may accept any Purchase Offer to the extent that purchase of additional shares of Common Stock, Warrants or Other Rights by such Management Shareholder shall, or is reasonably likely to, in the judgment of the Company and/or its independent public accountants, prevent the merger of Wilmar Industries, Inc. and WM Acquisition, Inc. and the associated recapitalization immediately prior to the signing of this Agreement from being treated for tax and/or accounting purposes as a recapitalization.

                  SECTION 4.6     RIGHT OF FIRST REFUSAL FOR NEW SECURITIES.
(a) The Company hereby grants to each of the Shareholders that is an "accredited investor" (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any offer or sale of New Securities to such Shareholder) a right of first refusal to purchase any New Securities (as defined below) that the Company may, from time to time, propose to issue and sell. Such right of first refusal shall allow each Shareholder to purchase its Pro Rata Share (determined immediately prior to such issuance and sale of New Securities, and based upon its Pro Rata Share of Common Stock) of the New Securities proposed to be issued. In the event a Shareholder does not purchase any or all of its Pro Rata Share of New Securities, each of the remaining Shareholders shall have the right to purchase its Pro Rata Share (determined at such time) of such unpurchased New Securities until all of the New Securities are purchased, or until no other Shareholder desires to purchase any additional New Securities, in which case the Company may sell such unpurchased New Securities to prospective purchasers on the terms described in the New Issue Notice (as defined below) for a period of 120 days, but thereafter may sell additional New Securities only after delivering another New Issue Notice as described in Section 4.6(c) below. The right of first refusal granted hereunder shall terminate if unexercised within 30 days after receipt of the notice described in Section 4.6(c) below.

                           (b)    "NEW SECURITIES" shall mean any authorized but
unissued shares, and any treasury shares, of Common Stock or Preferred Stock of the Company and all Other Rights (including units or strips of securities of the Company or its Subsidiaries that may include components that do not constitute Common Stock, Preferred Stock, Warrants or Other Rights); PROVIDED, HOWEVER, that the term "New Securities" does not include (i) the issuance of any shares of Common Stock or Preferred Stock upon the exercise of Warrants or Other Rights outstanding as of the initial date of this Agreement; (ii) stock options, or other rights to purchase or acquire shares of Common Stock, or "phantom" stock or stock appreciation rights, granted pursuant to any stock option plan, restricted stock plan or other plan adopted for the benefit of officers, directors and employees of the Company and its Subsidiaries and approved by the Board of Directors, shares of Common Stock or Preferred Stock issued upon the exercise of such options or rights or otherwise issued pursuant to any such plan, and up to 2,841 shares of Common Stock in the aggregate to be issued and sold by the Company to employees of the Company at a price of $1.00 per share;
(iii) securities issued pursuant to the acquisition of another Person by the Company or its Subsidiaries by merger, purchase of all or substantially all of the assets of such Person or other transaction whereby the Company shall become directly or indirectly the owner of more than 50% of the voting power of such Person; (iv) shares of Common Stock or Preferred Stock issued pursuant to any pro rata stock split or stock dividend; and (v) shares of Common Stock or Preferred Stock issued pursuant to any Qualified Public Offering.

                           (c)    In the event that the Company proposes to
undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention ("NEW ISSUE NOTICE"), describing the class and number of securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Shareholder shall have 30 calendar days from the date the New Issue Notice is received by it to elect to purchase all or any portion of the Shareholder's Pro Rata Share of such New Securities (calculated as described under Section 4.6(a)) for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased. Any Shareholder that is a holder of Warrants or Other Rights with respect to shares of Common Stock or Preferred Stock shall be entitled, to the extent practicable (in lieu of purchasing such New Securities, unless the New Securities are themselves warrants or options to acquire shares of Capital Stock), to acquire warrants for such New Securities exercisable at a nominal exercise price (but at a purchase price, for such warrants, equal to the purchase price for such New Securities) so that the Company and such Shareholder are in substantially the same position as if such Shareholder had acquired such New Securities, but permitting such Shareholder to acquire warrants for such New Securities in lieu thereof.

                           (d)    The Company may condition the participation of
Shareholders in any issuance of New Securities upon the purchase by such Shareholder of any securities (including, without limitation, debt securities) other than New Securities in the event that the participation of the prospective subscribers in such issuance of New Securities is so conditioned.

                           (e)    In the event that the participation in an
issuance of New Securities by a Shareholder would require under applicable securities law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or
(ii) the provision of any information, pursuant to Regulation D of the Securities Act or comparable securities laws, regarding the Company or the securities to any participant, the provision of which would impose a substantial burden or expense on the Company, such Shareholder shall not have the right to participate in such issuance of New Securities.

                  SECTION 4.7 DRAG-ALONG RIGHTS. (a) If Shareholders holding in the aggregate more than 50% of the then outstanding Common Stock (the "Approving Shareholders") agree to or approve a sale or exchange, whether directly or pursuant to a merger, consolidation, sale of all or substantially all of the assets of the Company or its Subsidiaries, or otherwise (a "COMPANY SALE"), of all or substantially all of the Common Stock or assets of the Company to a third party (an "ACQUIROR") not an Affiliate of the Company or any one or more of the Shareholders, and provided that Parthenon is one of the Approving Shareholders, then the Approving Shareholders shall have the right, subject to all of the provisions of this Section 4.7 ("DRAG-ALONG RIGHT"), to require each of the other Shareholders to (a) if such Company Sale is structured as a sale of Capital Stock, sell, transfer and deliver or cause to be sold, transferred and delivered to such Acquiror all shares of Common Stock and all Warrants and Other Rights owned by them, or (b) if such Company Sale is structured as a merger, consolidation or other transaction requiring the consent or approval of the Company's stockholders, vote such Shareholder's shares of Voting Stock in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters' rights, appraisal rights or similar rights that such Shareholder may have in connection therewith; and, in any such event, subject to the provisions of subsection (c) of this Section 4.7, each such other Shareholder shall agree to and shall be bound by the same terms, provisions and conditions in respect of the Company Sale as are applicable to the Approving Shareholders. The provisions of Sections 4.1 through 4.5, inclusive, shall not apply to any transaction to which this Section 4.7 applies to the extent the Approving Shareholders shall have in fact exercised their "DRAG-ALONG RIGHT" under this Section 4.7.

                           (b)    If the Approving Shareholders desire to
exercise their Drag-Along Rights, they shall give written notice to the other Shareholders ("DRAG-ALONG NOTICE") of the Company Sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which shall be not less than 30 days after the date such Drag-Along Notice is given) and the proposed amount and form of consideration and terms and conditions of payment offered by the Acquiror, including, without limitation, the material terms of any debt or equity securities proposed to be included as part of such consideration, identifying the issuer or issuers thereof.

                           (c)    The obligations of the Shareholders in respect
of a Company Sale under this Section 4.7 are subject to the satisfaction of the following conditions: (i) upon the consummation of the Company Sale, the same form of consideration and the same proportion of the aggregate consideration realized upon such Company Sale shall be paid or distributed in respect of each share of Common Stock then issued and outstanding; PROVIDED that if any holder of Common Stock is prohibited by applicable law or regulation from receiving the same type of consideration as other Shareholders, the Company shall use its reasonable commercial efforts to cause the prospective purchaser to accommodate such holder of Common Stock by providing a reasonable equivalent substitute consideration if possible); (ii) if any Shareholder is given an option as to the form and amount of consideration to be received, each other Shareholder will be given the same option; and (iii) each holder of Warrants or Other Rights then currently exercisable or convertible into shares of Common Stock will be given a reasonable opportunity to exercise or convert such Warrants or Other Rights prior to the consummation of the Company Sale and thereby to participate in the Company Sale as a holder of Common Stock.

                  SECTION 4.8 TREATMENT OF OTHER RIGHTS. If any Shareholder shall sell Other Rights in any sale pursuant to Section 4.7, such Shareholder shall receive in exchange for such Other Rights consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock received by the Shareholders in such sale less the exercise price per share of such Other Rights by (b) the number of shares of Common Stock issuable upon exercise of such Other Rights (to the extent exercisable at the time of such sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

                  SECTION 4.9 SALE PROCESS. The Approving Shareholders shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed sale under Section 4.7 and the terms and conditions thereof. No Investor or Approving Shareholder or any Affiliate of any Investor or Approving Shareholder shall have any liability to any other holder of shares of Common Stock, Warrants or Other Rights arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed sale except to the extent such Investor shall have failed to comply with the provisions of this Section 4.

                  SECTION 4.10 LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Agreement to the contrary and subject to the provisions of this Section 4.10, in no event will any Shareholder be required to make any representations or warranties in connection with a transaction referred to in Section 4.7 that are joint and several with any other Shareholder(s) or that pertain to matters other than to title to the Common Stock or other securities held by such Shareholder, such Shareholder's capacity, authority or power to consummate or participate in the transaction in question and other matters peculiar to such Shareholder and customary for the type of transaction being consummated. In addition, in no event will any Shareholder be required to incur indemnification or contribution obligations that are joint and several with any Person by Section 4.7. For purposes of determining the obligations described in this Section 4.10, (i) all securities of the same type shall be similarly treated and (ii) the amount of each

Shareholder's obligation shall not exceed the aggregate consideration received thereby in respect of the transaction in question (after aggregate taxes and expenses allocable to the transaction).

                  SECTION 4.11 DEPOSIT. If any Shareholder (a "NON-COMPLYING HOLDER") fails to deliver any certificate or certificates evidencing shares of Common Stock, Warrants or Other Rights that may be required to be transferred pursuant to Section 4.7 or any other provision of this Agreement in accordance with the terms hereof, the Company or other Person entitled to purchase or require the transfer of such securities may, at its option, in addition to all other remedies it may have, deposit the price for such shares of Common Stock, Warrants or Other Rights with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100,000,000 and which has agreed to act as escrow agent in the manner contemplated by this Section 4.11 and thereupon the Company shall cancel on its books the certificate or certificates representing such shares of Common Stock, Warrants or Other Rights, as applicable, and, in the case of any such transfer of shares of Common Stock, Warrants or Other Rights to a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such shares of Common Stock, Warrants or Other Rights and thereupon all of the Non-Complying Holder's rights in and to such shares of Common Stock, Warrants or Other Rights shall terminate. Thereafter, upon delivery to the Company by such Non-Complying Holder of the certificate or certificates evidencing such shares of Common Stock, Warrants or Other Rights (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with all applicable stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such shares of Common Stock, Warrants or Other Rights) to such Non-Complying Holder.

                  SECTION 4.12 NON-ACCREDITED SHAREHOLDERS. If the Company and any of its Shareholders or their representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Shareholder who is not an "accredited investor" (as such term is defined in Rule 501(a) under the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(a) under the Securities Act) reasonably acceptable to the Company and such non-accredited Shareholder.

                  SECTION 5       REGISTRATION RIGHTS.

                  SECTION 5.1 PIGGYBACK REGISTRATIONS. (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, including, without limitation, (x) the intended method of disposition of the securities offered, including whether or not such registration will be effected by means of a firm commitment underwriting through a nationally recognized underwriter (an "Underwritten Offering") or on a "best efforts" basis, and, in any case, the identity of the managing underwriter, if any, and (y) the public offering price at which the Registrable Securities are reasonably expected to be sold. Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; PROVIDED, HOWEVER, that:

                           (i) if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register any securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who shall have made a request for registration as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

                           (ii) if such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company except as otherwise specifically provided in this Section 5.

                           (b)    The Company shall not be obligated to effect
any registration of Registrable Securities under this Section 5.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

                           (c)    If a registration pursuant to this Section 5.1
involves an Underwritten Offering and the managing underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such holder.

                           (d)    In connection with any Underwritten Offering
with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 5.1, the Company shall have the right to select the managing underwriter with respect to the offering; PROVIDED that such managing underwriter shall be reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

                           (e)    The Company shall pay all Registration
Expenses incurred in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 5.1.

                  SECTION 5.2     DEMAND REGISTRATIONS.

                           (a)    REQUEST. At any time after the closing of an
Initial Public Offering, each of (i) Parthenon, (ii) Chase, and (iii) one or more of the Shareholders then holding in the aggregate no less than 25% of the Registrable Securities held by the Shareholders, acting through a designee, shall have the right to make written requests that the Company effect the registration under the Securities Act of all or part of their Registrable Securities; PROVIDED, that, (x) the Registrable Securities requested to be registered by such Shareholder(s) (collectively, the "REQUESTING PARTY") have an aggregate sale price (calculated based upon the market price of such Registrable Securities on the date of filing of the registration statement with respect to such demand registration) to the public of at least $5,000,000. Subject to Sections 5.2(g) and (h), the Company will promptly (and in any event within 10 business days) give written notice of such requested registration to all other Shareholders holding Registrable Securities and offer such other Shareholders the opportunity to register such amount of their Registrable Securities as such Shareholders may request. The Company will thereupon file a registration statement with respect to, and use its best efforts to make effective, at the earliest possible date, the registration under the Securities Act, including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but only if the Company is then eligible to use such a shelf registration), of:

                           (i) the Registrable Securities that the Company has been so requested to register by the Requesting Party, and

                           (ii) all other Registrable Securities that the Company has been requested to register by the other Shareholders holding Registrable Securities (such Shareholders together with the Requesting Party hereinafter are referred to as the "REGISTERED SELLING SHAREHOLDERS") by written request given to the Company within 10 business days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

                           (b)    REGISTRATION OF OTHER SECURITIES. Whenever the
Company shall effect a registration pursuant to this Section 5.2, it may elect to include authorized but unissued shares of Common Stock.

                           (c)    REGISTRATION STATEMENT FORM. Registrations
under this Section 5.2 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Registered Selling Shareholders holding a majority of the Registrable Securities requested to be included in the registration statement.

                           (d)    EFFECTIVE REGISTRATION STATEMENT. A
registration requested pursuant to this Section 5.2 shall not be deemed to have been requested under Section 5.2(g) or effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Registered Selling Shareholders); PROVIDED, that, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed nine months, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable solely to the Registered Selling Shareholders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the Registered Selling Shareholders.

                           (e)    SELECTION OF UNDERWRITERS. If the Company or
the Requesting Party desire to engage an underwriter or underwriters with respect to an offering of the Registrable Securities so to be registered, such underwriter shall be selected by the Registered Selling Shareholders holding a majority of the Registrable Securities requested to be included in the registration statement and shall be reasonably acceptable to the Company.

                           (f)    PRIORITY IN REQUESTED REGISTRATION. If the
managing underwriter of any underwritten offering shall advise the Company (and the Company shall so advise each Registered Selling Shareholder of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering; then the Company will include in such registration, to the extent of the number of Registrable Securities that the Company is so advised can be sold in (or during the time of) such offering at a price acceptable to the Registered Selling Shareholders holding a majority of the Registrable Securities requested to be included in such registration statement (i) FIRST, the number of Registrable Securities requested by each Requesting Party that is either Allied, Fleet Finance, Blackstone or an Investor to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such requesting Investors, Allied and/or Fleet Finance pro rata on the basis of the respective number of Registrable Securities then held by each requesting Investor, Allied, Fleet Finance and/or Blackstone; (ii) SECOND, the number of Registrable Securities requested by the other Registered Selling Shareholders to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such holder; and (iii) THIRD, the securities the Company proposes to sell.

                           (g)    LIMITATIONS ON REGISTRATION ON REQUEST. The
Shareholders shall be limited in their rights to request registration pursuant to Section 5.2 as follows: Parthenon shall be limited to a maximum of three (3) such requests; Chase to a maximum of two (2) such requests; and each of the other Shareholders to a maximum of one (1) such request as a Requesting Party. In addition, no party hereto shall have the right to request registration pursuant to this Section 5.2 within 120 days following the effective date of a registration statement filed by the Company.

                           (h)    COMPANY DELAY. Notwithstanding anything herein
to the contrary, if, after a Requesting Party has given a written request under
Section 5.2(a), the Board of Directors of the Company shall determine in its good faith judgment that the filing or continued effectiveness of such registration statement would be undesirable and would interfere with any material financing, investment, acquisition or other transaction then under active consideration or would reasonably in the judgment of the Board of Directors of the Company adversely affect the interests of the Company, the Company may decide to delay or discontinue, as the case may be, the registration of such Registrable Securities, and if the Board of Directors of the Company makes such determination, the Company shall give written notice of such determination to each Registered Selling Shareholder. Such delay or discontinuance shall be for the period the Company determines on the basis provided above in good faith is necessary or desirable, but in no event greater than ninety (90) days in any twelve calendar month period. The Company shall notify the Requesting Party of the expiration of the period of delay or discontinuance. Following such delay or discontinuance, the Company shall promptly cause the Registrable Securities to be registered unless, within 15 days of receipt of notice from the Company, the Requesting Party withdraws its written request made pursuant to Section 5.2(a), in which case, such written request will not be considered a request for registration for the purposes of
Section 5.2(g).

                           (i)    EXPENSES. The Company will pay all
Registration Expenses incurred in connection with any registration of Registrable Securities effected pursuant to this Section 5.2.

                  SECTION 5.3 REGISTRATION PROCEDURES. (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 5.1 or Section 5.2 the Company will, as expeditiously as possible:

                           (i) prepare and, in any event within 90 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective; PROVIDED that as far in advance as practical before filing such registration statement or any amendment thereto, the

         Company will furnish to the Shareholders that (whether pursuant to Section 5.1 or 5.2) have requested to have Registrable Securities included in such registration ("REQUESTING SHAREHOLDERS") copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment and, PROVIDED, FURTHER that the Company may discontinue any registration of its securities that is being effected pursuant to Section 5.1 at any time prior to the effective date of the registration statement relating thereto;

                           (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as may be requested by the holders of Registrable Securities being registered thereby, but not exceeding nine months except with respect to any registration filed under Section 5.2 pursuant to Rule 415 under the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                           (iii)  furnish to each holder of Registrable
         Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                           (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action that would subject it to general or unlimited service of process in any such jurisdiction;

                           (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act;

                           (viii) use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate;

                           (ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                           (x) in the event such registration is effected through an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as the holders of Registrable Securities requesting registration may reasonably request in order to effect an underwritten public offering of such Registrable Securities; and

                           (xi) execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the holders of Registrable Securities requesting registration may reasonably request in order to effect an underwritten public offering of such Registrable Securities;

                           (xii) promptly notify each Requesting Shareholder and the underwriter or underwriters, if any:

                                  (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                                  (B)    of any written comments from the
                  Commission with respect to any filing referred to in clause
                  (A) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                                  (C)    of the notification to the Company by
                  the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                                  (D)    of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                           (xiii) furnish to each Requesting Shareholder a signed counterpart, addressed to such holder (and the underwriters, if any), of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten Public Offerings of securities; and

                           (xiv)  make available for inspection by any
         Requesting Shareholder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto to the extent they reasonably request. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (C) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                           (b)    It shall be a condition precedent to the
obligation of the Company to take any action pursuant to this Section 5 in respect of Registrable Securities that each holder requesting registration thereof shall furnish to the Company such information regarding the Registrable Securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company; PROVIDED, HOWEVER, that the failure of any holder of Registrable Securities to furnish such information shall not affect the obligations of the Company pursuant to this Section 5 with respect to any holder of Registrable Securities who furnishes such information to the Company.

                           (c)    Each holder of Registrable Securities will,
upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.3(a)(vi).

                           (d)    If a registration pursuant to Section 5.1 or
Section 5.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holders' Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

                           (e)    If a registration pursuant to Section 5.1 or
Section 5.2 involves an Underwritten Offering, the Company agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

                           (f)    If a registration pursuant to Section 5.1 or
Section 5.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the managing underwriter to limit its rights under this Section 5.3.

                           (g)    It is understood that in any Underwritten
Offering in addition to any shares of Common Stock (the "INITIAL SHARES") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional authorized but unissued shares of Common Stock (the "OPTION SHARES") (up to the maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between Initial Shares and Option Shares as agreed or, in the absence of agreement, pursuant to Sections 5.1(c) and 5.2(f), as the case may be. The number of Initial Shares and Option Shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

                  SECTION 5.4 SALE OF WARRANTS TO UNDERWRITER. Notwithstanding anything in this Section 5 to the contrary, in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Section 5, the holder of such Warrant may sell such Warrant to the underwriters of the offering being registered upon the undertaking of such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the shares of Common Stock issued upon such exercise among the securities being offered pursuant to such registration statement. The Company agrees to cause such shares to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

                  SECTION 5.5 INDEMNIFICATION. (a) In the event of any registration of any securities under the Securities Act pursuant to Section 5.1 or Section 5.2 hereof, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, as follows:

                           (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not otherwise paid under clauses (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5.5(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, director, officer, employee, agent, underwriter or controlling Person, and shall survive the transfer of such securities by such seller.

                           (b)    The Company may require, as a condition to
including any Registrable Securities in any registration statement filed in accordance with Section 5.1 or Section 5.2 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.5(a) hereof) the Company and its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any such amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 5.5 are to be several and not joint; PROVIDED, HOWEVER, that, with respect to each claim pursuant to this Section 5.5, the Company shall be liable for the full amount of such claim, and each such seller's liability under this Section 5.5 shall be limited to an amount equal to the net proceeds (after deducting the underwriters' discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Section 5.5.

                           (c)    Promptly after receipt by an indemnified party
hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one counsel for the sellers of Registrable Securities or for more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, in any action, the indemnified party shall have the right to employ separate counsel at any time and participate in the defense thereof, PROVIDED that the fees and expenses of such counsel shall be paid by the indemnified party.

                           (d)    The Company and each seller of Registrable
Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

                           (e)    Notwithstanding anything herein to the
contrary, the rights and obligations contained in this Section 5.5 shall survive any termination of this Agreement.

                  SECTION 5.6 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 5.5 hereof is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement (collectively, "Losses") incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts that the respective parties shall contribute, there shall be considered the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 5.5 hereof were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 5.6, each Person, if any, who controls an underwriter within the meaning of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities, shall have the same rights to contribution as the Company or a seller or Registrable Securities, as the case may be. Notwithstanding anything herein the contrary, the rights and obligations contained in this Section 5.6 shall survive any termination of this Agreement.

                  SECTION 5.7 RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  SECTION 6 TERMINATION. (a) THE PROVISIONS OF SECTIONS 2, 3 (OTHER THAN THE LAST SENTENCE OF EACH OF SECTION 3.1 AND SECTION 3.4(A) AND ALL OF SECTION 3.4(C)) AND 4 SHALL TERMINATE ON THE DATE ON WHICH ANY OF THE FOLLOWING EVENTS FIRST OCCURS: (I) THE CONSUMMATION OF A QUALIFIED PUBLIC OFFERING, OR (II) THE CONSUMMATION OF ANY SALE OR OTHER DISPOSITION OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, MERGER, CONSOLIDATION OR REORGANIZATION INVOLVING THE COMPANY, OR SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY OR ITS SUBSIDIARIES, IN EACH CASE WHERE IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION THE SHAREHOLDERS (AS OF IMMEDIATELY PRIOR TO SUCH TRANSACTION) OWN LESS THAN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, ON A FULLY DILUTED BASIS, OF THE SURVIVING, RESULTING, SUCCESSOR OR PURCHASING PERSON (AS THE CASE MAY BE).

                           (b)    Notwithstanding the foregoing or any other
provision of this Agreement (other than Section 5.5(e) and the last sentence of Section 5.6), this Agreement shall in any event terminate with respect to (i) any Shareholder when such Shareholder no longer owns any shares of Common Stock, Preferred Stock, Warrants or Other Rights, and (ii) any particular shares of Common Stock, Preferred Stock, Warrants or other Rights sold in a Public Offering.

                  SECTION 7       MISCELLANEOUS.

                  SECTION 7.1 INSPECTION RIGHTS. Each Shareholder that holds 5% or more of the Common Stock (excluding, for purposes of this computation, shares of Common Stock issued in transactions in which Shareholders did not have the right to purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for, Common Stock) pursuant to Section 4.6 hereof) at the time outstanding, shall have the right, upon reasonable prior notice to the Company, to visit and inspect the properties of the Company and its Subsidiaries and to examine and copy (at its own expense) their books of record and accounts, and to discuss their affairs, finances and accounts with their officers and their current and prior independent public accountants, all at such times (during normal business hours) as such Shareholder may reasonably request.

                  SECTION 7.2     FINANCIAL INFORMATION; LIST OF SHAREHOLDERS.
(a) The Company agrees to furnish to each Shareholder the following financial statements and other information:

                           (i) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, a consolidated statement of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period (together with, in each case, statements identifying, among other things, sales, cost of goods sold and gross profit segmented by product category, and segmented by domestic and international operations), setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries and said segmented income statements fairly present the respective results of operations for the respective segments covered thereby, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated statement of income, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year (together with, in each case, statements identifying, among other things, sales, costs of goods sold and gross profit segmented by product category, and segmented by domestic and international operations), setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (ii) in the case of said segmented financial statements, by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, and said segmented income statements fairly present the respective results of operations for the respective segments covered thereby, in each case in accordance with GAAP, as at the end of, and for, such fiscal year; and

                           (iii) copies of any proxy statements, financial statements and other reports as the Company shall send or make available generally to its stockholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) that the Company may file with the Commission or with any securities exchange.

                           (b)    Not less than 30 calendar days after the end
of each fiscal year of the Company, and from time to time upon the request of any Shareholder, the Company shall furnish to each such Shareholder a copy of a list of all stockholders of the Company (and holders of Warrants and Other Rights) indicating the respective numbers of shares of Common Stock, Preferred Stock, Warrants and Other Rights (on a primary and a fully-diluted, as-converted basis) held by them as of the most recent practicable date.

                  SECTION 7.3 CONFIDENTIALITY. All materials and information obtained by any Shareholder pursuant to Section 7.1 or Section 7.2 shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Shareholder in contravention of this Agreement), (b) to such Shareholder's directors, officers, trustees, shareholders, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock, Preferred Stock, Warrants or Other Rights, (d) to any Person to which such Shareholder offers to sell or transfer any shares of Common Stock or Warrants, PROVIDED that the prospective transferee shall agree to be bound by the provisions of this Section 7.3, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Shareholder, or to the National Association of Insurance Commissioners or any similar organization, including self-regulatory organizations (such as securities exchanges), (f) in order to comply with any law, rule, regulation or order applicable to such Shareholder or (g) in connection with any litigation to which any Shareholder is a party or formal or any informal investigative demand issued to such Shareholder in the course of any litigation, investigation or administrative proceeding; provided that, any Shareholder disclosing pursuant to subsections (e), (f) or (g) of this Section
7.3 shall notify the Company promptly of any such disclosure.

                  SECTION 7.4 DELIVERY EXPENSES. If any Shareholder surrenders any certificate for shares of Common Stock, Preferred Stock, Warrants or Other Rights to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall pay the cost of delivering to or from the office of such Shareholder from or to the Company or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instruments.

                  SECTION 7.5 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any shares of Common Stock, Preferred Stock, Warrants or Other Rights and

                           (a)    in the case of loss, theft or destruction, of
indemnity reasonably satisfactory to it (PROVIDED that, if the owner of the same is an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or

                           (b)    in the case of mutilation, upon surrender or
cancellation thereof, the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of shares of Common Stock, Preferred Stock, Warrants or Other Rights, as the case may be.

                  SECTION 7.6 REPURCHASES, RECAPITALIZATIONS, ETC. (a) Except as otherwise specifically provided herein, the Company shall not effect any repurchase, recapitalization, reorganization, reclassification, merger, consolidation, share exchange, liquidation, spin-off, stock split, dividend, distribution or stock consolidation, subdivision or combination that would not afford to each Shareholder the same type and amount of consideration per security of the Company (after taking into account any exercise price or similar fee necessary to convert a Warrant or Other Right into Capital Stock of the Company).

                           (b)    Except as otherwise specifically provided
herein, the Company shall not effect any repurchase or redemption of Common Stock from any Shareholder and shall cause its Subsidiaries not to effect any repurchase or redemption of Common Stock from any Shareholder, other than on a pro rata basis from all Shareholders participating in such repurchase or redemption at the same type and amount of consideration.

                  SECTION 7.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 3.2 hereof). The Company may not assign any of its rights hereunder to any Person other than the lenders under the Existing Indebtedness, except as set forth in Section 2.6(h). If any transferee of any Shareholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

                  SECTION 7.8 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE; CONFLICTS.(a) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and Shareholders holding shares of Common Stock representing at least eighty percent (80%) of the shares of Common Stock in the aggregate owned by all of the Shareholders; provided that, notwithstanding the foregoing, any amendment, supplement or modification of or to Section 2.3(b) of this Agreement, any waiver of Section 2.3(b) of this Agreement, and any consent to any departure by any party from the terms of Section 2.3(b) of this Agreement, shall be effective only if it is made or given in writing and signed by Parthenon, each Management Shareholder, each Barnett Management Shareholder, Sterling, Huber, BancBoston, Private Equity Portfolio Fund II, Svoboda, National City and Mellon, provided, further, that any amendment, modification or waiver that would adversely affect the rights hereunder of any Shareholder, in its capacity as a Shareholder, without similarly affecting the rights hereunder of all Shareholders holding securities of the same class, in their capacities as securityholders of such class (including, without limitation, any amendment that makes any Person a "plan fiduciary" of First Plaza), shall not be effective as to such Shareholder without its prior written consent; and, provided further, that no amendment, modification or waiver with respect to (I) Section 2.1(b)(ii) (or any other section of this Agreement in furtherance of the rights under such Section 2.1(b)(ii)) or Section 3.2(a) shall be effective unless consented to in writing by Chase and (II) Section 2.1(b)(iii) (or any other section of this Agreement in furtherance of the rights under such Section 2.1(b)(iii)) shall be effective unless consented to in writing by Sterling. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Shareholders. In the event of an amendment or a modification of this Agreement in accordance with its terms, the Shareholders shall cause the Board of Directors to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation or By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Shareholders entitled to vote thereon, and the Shareholders agree to vote in favor of such amendments.

                           (b)    Except as otherwise provided in this
Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                           (c)    In the event of any conflict between the
provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

                  SECTION 7.9 NOTICES. All notices and other communications provided for hereunder, unless expressly stated otherwise, shall be in writing and delivered by hand or sent by first class mail, nationally recognized overnight courier service or by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail or nationally recognized overnight courier service), sent as follows:

           (i)      if to Parthenon:

                           Parthenon Investors, L.P.
                           c/o Parthenon Capital
                           200 State Street
                           Boston, MA 02109
                           Attention: John Rutherford
                           Fax: (617) 478-7010

                    with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  James M. Dubin, Esq.
                           Fax:  (212) 757-3990

         (ii)       if to Chase:

                           Chase Capital Partners
                           380 Madison Avenue
                           New York, New York 10017
                           Attention: Christopher C. Behrens
                           Fax: (212) 622-3755

                    with copies to:

                           O'Sullivan, Graev & Karabell
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention:  William B. Kuesel, Esq.
                           Fax:  (212) 408-2420

         (iii)      if to the Company:

                           Wilmar Industries, Inc.
                           303 Harper Drive
                           Moorestown, NJ 08057
                           Attention: General Counsel
                           Fax: (856) 533-3104

                    with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY  10019-6064
                           Attention:  James M. Dubin, Esq.
                           Fax:  (212) 757-3990

         (iv)       if to First Plaza:
                           The Chase Manhattan Bank, as Trustee for
                           First Plaza Group Trust
                           4 Metro Tech Center
                           Brooklyn, NY  10017
                           Attention:  John Weeda
                           Fax:  (718) 242-8896

                    with copies to:
                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Gerald S. Backman, P.C.
                           Fax:   (212) 310-8007

         (v)        if to Fleet Finance:
                           Fleet Securities, Inc.
                           100 Federal Street
                           Mail Code: MADE 10011G
                           Boston, MA 02110 Attention:
                           Christopher Kelly Wall Fax: (617) 434-6993

                    with copies to:
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attention:  James J. Clark, Esq.
                           Fax: (212) 269-5420

         (vi)       if to Allied:
                           Allied Capital Corporation
                           1919 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20006
                           Attention: Michael Grisius
                           Fax: (202) 659-2053

                    with copies to:
                           Piper Marbury Rudnick & Wolfe, LLP
                           1200 19th Street, N.W.
                           Washington, D.C. 20036
                           Attention: Anthony H. Rickert, Esq.
                           Fax: (202) 223-2085

         (vii)      if to Sterling:
                           Sterling Investment Partners, L.P.
                           276 Post Road West
                           Westport, CT  06880
                           Attention: Charles Santoro
                           Fax:  (203) 454-5780

         (viii)     if to Huber:
                           JMH Partners Corp.
                           333 Thornall Street
                           Edison, NJ 08837
                           Attention: Lane Silverman
                           Fax: (732) 549-0410

         (ix)       if to BancBoston:
                           BancBoston Capital Inc.
                           175 Federal Street, 10th Floor
                           Boston, MA 02110
                           Attention: William Parent
                           Fax: (617) 434-1153

         (x)        if to Private Equity Portfolio Fund II:
                           Private Equity Portfolio Fund II, LLC
                           175 Federal Street
                           Boston, MA  02110
                           Attention: Cynthia Duda
                           Fax:  (617) 434-1153

         (xi)       if to Svoboda: Svoboda, Collins L.L.C.
                           30 North LaSalle, Suite 3520
                           Chicago, IL 60602
                           Attention: John A. Svoboda
                           Fax: (312) 759-7855

         (xii)      if to National City:
                           National City Capital
                           1965 East 6th Street, Suite 1010
                           Cleveland, OH 44114
                           Attention: John A. Freund
                           Fax: (216) 575-9965

         (xiii)      if to Mellon:
                           Mellon Ventures, Inc.
                           Suite 170
                           Five Radnor Corporate Center
                           100 Matonsford Road
                           Radnor, PA 19087-4515
                           Attention: Robert W. Driscoll, Jr.
                           Fax:  (610) 688-3930

         (xiv)       if to KPP:
                           Key Principal Partners, LLC
                           9 Greenwich Office Park
                           Greenwich, CT 06830
                           Attention: Michael J. Conaton
                           Fax: (203) 862-0520

                     with copies to:
                           Moses & Singer
                           1301 Avenue of the Americas
                           New York, New York 10019-6076
                           Attention: Howard R. Herman, Esq.
                           Fax: (212) 554-7700

         (xv)        if to Blackstone:
                           Blackstone Mezzanine Partners, L.P.
                           345 Park Ave., 28th Floor
                           New York, NY 10154
                           Attention: [      ]
                           Fax: (212) 583-5482

         (xvi)       if to Citizens Capital:
                           Citizens Capital Incorporated
                           28 State Street
                           Boston, MA 02109
                           Attention: Randall L. Kutch
                           Fax: (617) 725-5630

         (xviii)     if to any of the Management Shareholders:
                           c/o Wilmar Industries, Inc.
                           303 Harper Drive
                           Moorestown, NJ 08057
                           Fax: (856) 533-3104

         (xvix)      if to any of the Barnett Management Shareholders:
                           c/o Barnett Inc.
                           801 West Bay Street
                           Jacksonville, FL 32204
                           Fax: (904) 680-3618

         (xx) If to any Shareholder other than any of the foregoing Persons, to the address of such Shareholder set forth in the stock records of the Company maintained for such purpose; or to such other address or addresses or telecopy number of numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.


All such communications shall be deemed to have been given or made when so delivered by hand, by nationally recognized courier service or sent by telecopy, or three business days after being mailed.


                  SECTION 7.10 ENTIRE AGREEMENT; GOVERNING LAW. (A) This Agreement and the other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Shareholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party. Except as otherwise specifically referred to herein, each Shareholder represents to the other Shareholders that it is not a party to any agreement, proxy, voting trust or other arrangement with any other Shareholder or any other Person(s) that is inconsistent with the terms hereof. Each Shareholder agrees that it shall not enter into agreement, proxy, voting trust or other arrangement of any kind with any other Shareholder or any other Person with respect to the Common Stock, the Preferred Stock, the Warrants or Other Rights on terms inconsistent with the provisions of this Agreement, including (without limitation) agreements or arrangements with respect to the acquisition or disposition of securities of the Company in a manner that are inconsistent with this Agreement.

                           (b)    THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCEPT WITH RESPECT TO MATTERS INVOLVING CORPORATE FORMATION, GOOD STANDING AND OTHER CORPORATE PROCEDURAL MATTERS, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY) WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                  SECTION 7.11 INJUNCTIVE RELIEF. The Shareholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Shareholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Shareholders agree that each Shareholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any other Shareholder from committing any violations of the provisions of this Agreement.

                  SECTION 7.12 AVAILABILITY OF AGREEMENT. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder upon request at the principal executive offices of the Company.

                  SECTION 7.13 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 7.14 NO DISCRIMINATORY TREATMENT. Notwithstanding any provision contained herein that may be to the contrary, (a) in no event shall the Company and/or the Shareholders effect any amendment to the Company's Certificate of Incorporation or By-Laws that would treat any Shareholder, in its capacity as a Shareholder, in a non-ratable, discriminatory manner with respect to securities of the Company held by it without the prior written consent of such Shareholder and (b) in no event shall the Company declare or pay any dividend or distribution with respect to any class of capital stock of the Company that would treat any Shareholder, in its capacity as a Shareholder, in a non-ratable, discriminatory manner with respect to securities of the Company held by it without the prior written consent of such Shareholder.

                  SECTION 7.15 COOPERATION OF OTHER SHAREHOLDERS. Each Shareholder agrees to cooperate with the Company in all reasonable respects at no additional cost to such Shareholder in complying with the terms and provisions of the letter agreement dated as of May 16, 2000 among the Company and Chase, a copy of which is attached hereto as EXHIBIT D, regarding regulatory matters (the "REGULATORY SIDELETTER"), including (without limitation) voting to approve amending the Certificate of Incorporation, the By-Laws or this Agreement in a manner reasonably acceptable to the Shareholders and Chase or any Affiliate of Chase entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 7.15 to the contrary notwithstanding, no Shareholder shall be required under this Section 7.15 to take any action that would adversely affect in any material respect such Shareholder's rights under this Agreement or as a shareholder of the Company or would adversely affect or impair the value of the securities of the Company held by such Shareholder.

                  SECTION 7.16 COVENANT NOT TO AMEND. The Company and each Shareholder agree not to amend or waive the voting or other provisions of the Certificate of Incorporation or By-Laws or this Agreement if such amendment or waiver would cause Chase or any of its Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). Chase agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after Chase has notice of any such amendment or waiver.

                  SECTION 7.17 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  SECTION 7.18 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

                  SECTION 7.19 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized parties to this Agreement as of the date first above written.



                                     WILMAR INDUSTRIES, INC.


                                     By: /s/ William S. Green
                                         -------------------------------------
                                         Name:  William S. Green
                                         Title: Chairman and CEO


                                     PARTHENON INVESTORS, L.P.

                                     By: Parthenon Investment Advisors, L.L.C.,
                                     its General Partner


                                     By: Parthenon Investment Partners, L.L.C.,
                                     its Managing Member


                                     By: /s/ Bruce C. MacRae
                                         -------------------------------------
                                         Name:  Bruce C. MacRae
                                         Title: Vice President


                                     PCIP INVESTORS

                                     By: Parthenon Capital, Inc., a General
                                     Partner


                                     By:  /s/ Bruce C. MacRae
                                         -------------------------------------
                                         Name:  Bruce C. MacRae
                                         Title: Vice President


                                     THE CHASE MANHATTAN BANK, AS TRUSTEE FOR
                                     FIRST PLAZA GROUP TRUST


                                     By: /s/ John F. Weeda
                                         Name:  John F. Weeda
                                         -------------------------------------
                                         Title: Vice President

                                     CB CAPITAL INVESTORS, LLC


                                     By: CHASE CAPITAL PARTNERS, as Manager


                                     By: /s/ Christopher Behrens
                                         -------------------------------------
                                         Name:  Chistopher Behrens
                                         Title: General Partner


                                     STERLING INVESTMENT PARTNERS, L.P.


                                     By: Sterling Investment Partners
                                         Management, LLC, its General Partner


                                     By: /s/ Charles W. Santoro
                                         -------------------------------------
                                         Name:  Charles W. Santoro
                                         Title: Managing Member


                                     JMH PARTNERS CORP.


                                     By: /s/ Philiple Betsch
                                         -------------------------------------
                                         Name:  Philiple Betsch
                                         Title:


                                     BANCBOSTON CAPITAL INC.


                                     By: /s/ William M. Parent
                                         -------------------------------------
                                         Name:  William M. Parent
                                         Title: Vice President

                                     SVOBODA, COLLINS & COMPANY QP, L.P.


                                     By: Svoboda, Collins L.L.C., its
                                     General Partner


                                     By: /s/ John A. Svoboda
                                         -------------------------------------
                                         Name:  John A. Svoboda
                                         Title: Managing Member


                                     SVOBODA, COLLINS & COMPANY L.P.


                                     By: Svoboda, Collins L.L.C., its
                                     General Partner


                                     By: /s/ John A. Svoboda
                                         -------------------------------------
                                         Name:  John A. Svoboda
                                         Title: Managing Member


                                     /s/ William S. Green
                                     -------------------------------------
                                     William S. Green



                                     /s/ Michael J. Grebe
                                     -------------------------------------
                                     Michael J. Grebe



                                     /s/ Michael T. Toomey
                                     -------------------------------------
                                     Michael T. Toomey



                                     /s/ William E. Sanford
                                     -------------------------------------
                                     William E. Sanford



                                     FLEET CORPORATE FINANCE, INC.


                                     By: /s/ M.D. Browne
                                         -------------------------------------
                                         Name:  M. D. Browne
                                         Title: Managing Director

                                     ALLIED CAPITAL CORPORATION


                                     By: /s/ Michael J. Grisius
                                         -------------------------------------
                                         Name:  Michael J. Grisius
                                         Title: Principal

                                   SCHEDULE I
                                   ----------

                             MANAGEMENT SHAREHOLDERS
                             -----------------------



William S. Green
Michael J. Grebe
William E. Sanford

                                   SCHEDULE II
                                   -----------

                         BARNETT MANAGEMENT SHAREHOLDERS
                         -------------------------------



William R. Pray
Andrea M. Luiga

                                  SCHEDULE III
                                  ------------

                              SHAREHOLDER SCHEDULE
                              --------------------

------------------------------------------------------------------------------------------------------------------------
SHAREHOLDER                      SHARES OF       % OF       SHARES OF     % OF       WARRANTS TO      OTHER RIGHTS
                                 PREFERRED       CLASS    COMMON STOCK    CLASS        PURCHASE        TO PURCHASE
                                   STOCK                                              SHARES OF         SHARES OF
                                                                                     COMMON STOCK     COMMON STOCK(1)
-----------------------------------------------------------------------------------------------------------------------
INVESTORS:
-----------------------------------------------------------------------------------------------------------------------
Parthenon Investors L.P.         4,774,873       20.2        345,293       19.2               -                 -
-----------------------------------------------------------------------------------------------------------------------
PCIP Investors                     172,646       0.73         12,485        0.7               -                 -
-----------------------------------------------------------------------------------------------------------------------
J&R Founders Fund, L.P.             14,887       0.06            868      0.048               -                 -
-----------------------------------------------------------------------------------------------------------------------
Pcap Funding II, LLC               992,481        4.2         57,895        3.2
-----------------------------------------------------------------------------------------------------------------------
CB Capital Investors, LLC        5,420,475       23.0        385,367       21.5               -                 -
-----------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank,        3,721,805       15.8        260,338       14.5               -                 -
as Trustee for First
Plaza Group Trust
-----------------------------------------------------------------------------------------------------------------------
Sterling Investment              1,290,225        5.5         92,556        5.2               -                 -
Partners, L.P.
-----------------------------------------------------------------------------------------------------------------------
BancBoston Capital, Inc.           858,878        3.6         58,748        3.3               -                 -
-----------------------------------------------------------------------------------------------------------------------
Private Equity Portfolio           198,496       0.84         11,579       0.65               -                 -
Fund II, LLC
-----------------------------------------------------------------------------------------------------------------------
JMH Partners Corp.                 591,672        2.5         43,161        2.4               -                 -
-----------------------------------------------------------------------------------------------------------------------
Svoboda, Collins QP, L.P.          625,754        2.7         42,802        2.4               -                 -
-----------------------------------------------------------------------------------------------------------------------
Svoboda, Collins L.P.              233,124        1.0         15,946       0.89               -                 -
-----------------------------------------------------------------------------------------------------------------------
Mellon Ventures II, L.P.         1,488,722        6.3         86,842        4.8
-----------------------------------------------------------------------------------------------------------------------
National City Equity               421,805        1.8         24,605        1.4               -                 -
Partners, Inc.
-----------------------------------------------------------------------------------------------------------------------
Great Lakes Capital                 74,436       0.32          4,342       0.24               -                 -
Investments II, LLC
-----------------------------------------------------------------------------------------------------------------------
Key Principal Partners,          1,450,550        6.1         84,615        4.7               -                 -
LLC
-----------------------------------------------------------------------------------------------------------------------
Fleet Corporate Finance,           103,347        .44          8,097        .45               -                 -
Inc.
-----------------------------------------------------------------------------------------------------------------------
Citizens Capital, Inc.              29,527        .13          2,313        .13               -                 -
-----------------------------------------------------------------------------------------------------------------------
Allied Capital Corporation         199,313        .84         15,615        .87          25,049                 -
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
SHAREHOLDER                      SHARES OF       % OF       SHARES OF     % OF       WARRANTS TO      OTHER RIGHTS
                                 PREFERRED       CLASS    COMMON STOCK    CLASS        PURCHASE        TO PURCHASE
                                   STOCK                                              SHARES OF         SHARES OF
                                                                                     COMMON STOCK     COMMON STOCK(1)
-----------------------------------------------------------------------------------------------------------------------
Blackstone Mezzanine                19,931       .084          1,562       .087             -              -
Holdings L.P.
-------------------------------------------------------------------------------------------------------------
Blackstone Mezzanine               179,382        .76         14,053        .78
Partners L.P.
-------------------------------------------------------------------------------------------------------------
INVESTORS TOTAL                 22,862,329       96.8      1,569,082       87.4             -              -
-------------------------------------------------------------------------------------------------------------
MANAGEMENT SHAREHOLDERS:
-------------------------------------------------------------------------------------------------------------
Green                              454,740        1.9         99,743        5.6             -              -
-------------------------------------------------------------------------------------------------------------
Grebe                               56,165        .24         38,346        2.1             -         24,850
-------------------------------------------------------------------------------------------------------------
Sanford                             57,293        .24         27,068        1.5             -         17,085
-------------------------------------------------------------------------------------------------------------
Pray                               169,487       0.72         43,943        2.4             -              -
-------------------------------------------------------------------------------------------------------------
Luiga                               19,874       0.08         16,881       0.94             -              -
-------------------------------------------------------------------------------------------------------------
MANAGEMENT SHAREHOLDERS            757,559        3.2        225,981       12.6             -              -
TOTAL
-------------------------------------------------------------------------------------------------------------
   TOTAL                        23,619,888      100.0      1,795,063      100.0        25,049         41,935
-------------------------------------------------------------------------------------------------------------



--------------

(1) 175,000 shares of common stock have been authorized for issuance under the 2000 Stock Award Plan, of which (a) 34,086 and 15,722 restricted shares were issued to Mr. Pray and Ms. Luiga, respectively, on September 29, 2000, and (b) options in respect of 24,850 and 17,085 shares have been issued to Mr. Grebe and Mr. Sanford, respectively. In addition, 25,049 shares of common stock have been reserved for issuance upon the exercise of outstanding warrants held by Allied Capital Corporation.

                                    EXHIBIT A

                                     BY-LAWS

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT C

                          FORM OF TRANSFEREE AGREEMENT

This Transferee Agreement ("AGREEMENT") is executed by the transferee whose signature appears below ("TRANSFEREE") pursuant to the terms of the Amended and Restated Shareholders' Agreement (the "SHAREHOLDERS' AGREEMENT") dated as of September 29, 2000 by and among Wilmar Industries, Inc., a New Jersey corporation (the "COMPANY") and certain of its shareholders and warrant holders, a copy of which is attached hereto and is incorporated herein by reference. By execution of this Agreement, Transferee hereby agrees as follows:

                  7.19.1 ACKNOWLEDGMENT. Transferee acknowledges (a) that Transferee is acquiring certain securities of the Company from [ ] subject to the terms and conditions of the Shareholders' Agreement and (b) that Transferee is an assignee of [ ] and that for purposes of the Shareholders' Agreement, Transferee shall be deemed a/an [" "].2

                  7.19.2 AGREEMENT. Transferee (a) agrees that such securities of the Company to be acquired by Transferee shall be bound by and subject to the terms of the Shareholders' Agreement pursuant to the terms thereof and (b) hereby adopts the Shareholders' Agreement with the same force and effect as if Transferee was originally a party thereto.

                  7.19.3 NOTICE. Any notice required by the Shareholders' Agreement shall be given to Transferee at the address listed below Transferee's signature below.

                  EXECUTED AND DATED this the ____ day of _________, 2___.

                                   TRANSFEREE:



                                          By:
                                                   ----------------------------

                                          Address:
                                                   ----------------------------



-------------------------
2    Fill in as appropriate